Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the Registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Exhibit 10.14

PROMETHEUS PROJECT

FILE NO. 0237239

FILE NO. 0237236

FILE NO. 0237231

BETWEEN THE UNDERSIGNED:

Bpifrance, a société anonyme (public limited liability company) with share capital of €5,440,000,000, registered with the Créteil Trade and Companies Register under number 320 252 489, with its head office at 27-31 avenue du Général Leclerc, 94710 MAISONS ALFORT Cedex, represented by Paul-François FOURNIER, in his capacity as Executive Director in charge of Innovation duly authorized for the purposes hereof,

Acting on behalf of the State

Hereinafter referred to as Bpifrance,

On the one hand,

AND:

PROLOGIUM TECHNOLOGY EUROPE, a simplified joint-stock company with capital of € 30,000.00, registered in the Dunkirk Trade and Companies Register under number 978 683 548 and whose registered office is located at ZAC des Bassins – 124, Magasin general street – 59140 DUNKIRK, represented by Szu-Nan YANG, in its capacity as President, duly authorized for the purposes hereof,

Hereinafter referred to as the Beneficiary,

On the other hand,

The undersigned may hereinafter be collectively referred to as the Parties and individually as the Party.

BEING PREVIOUSLY REMINDED:

•	The European Commission’s Communication on the Framework for State Aid for Research and Development and Innovation of October 19, 2022 (C (2022) 7388) (the “Communication”);

•	The provisions of Articles 17 and 18 of EU Regulation No. 2020/852 of June 18, 2020, on the establishment of a framework to promote sustainable investment and amending Regulation (EU) 2019/2088;

•

The provisions of Article 8 of the amended French Finance Act 2010-237 of March 9, 2010, under which the French government has entrusted Bpifrance, through specific agreements, with the task of managing France 2030 credits;

•

The 16 March 2022 agreement between the French government, ADEME, the Agence nationale de la recherche, the Caisse des dépôts et consignations, EPIC Bpifrance and Bpifrance relating to the future investment programme (“Industrialization and deployment” action);

•

The State aid application (the “State Aid Application”) submitted to the French State by the Beneficiary for the financing of the programme, hereinafter referred to as the Programme, and the review of this application by Bpifrance;

•	Acknowledgement of receipt of the pre-notification on 14/03/2023 will be valid as the definitive date of eligibility for expenses incurred after this date;

•	The decision of the European Commission SA. 106740 dated 3 August 2023 authorizing the aid granted under this contract, hereinafter referred to as the Decision;

•

The Project Portfolio, the Funding Gap Questionnaire and the Prodcom code document constituting the Beneficiary’s individual file, hereinafter referred to as the Individual File, as validated by the European Commission;

•	The Prime Minister’s decision dated 23/11/2023 and its extension dated 22/05/2024.

In the Contract, the terms and expressions defined below shall have the following definitions:

Advance means the first payment to be made by Bpifrance pursuant to Article – 3 (Disbursement of the Advance).

Aid means the aid granted by Bpifrance to the Beneficiary as described in Article 2.1 – (General Characteristics).

Aid Intensity Percentage means the percentage specified in Article 2.1 – (General Characteristics), in accordance with the Decision.

Applied Research means industrial research, experimental development or any combination of the two.

Authorised Entities means the Initial Authorised Entities and any New Authorised Entity.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in France.

Capacity Conditions means, in relation to each of Key Milestones 6 to 9, the conditions listed in Article 4.3 – (Key Milestones) to be satisfied to obtain the Capacity Payment corresponding to such Key Milestone.

Capacity Payment means, in relation to each of Key Milestones 6 to 9, the payment of that part of the Aid corresponding to FID Expenses due upon satisfying the Capacity Conditions specified for such Key Milestone, the amount of such payment being described in the table set out in Article 4.5.1 – (General terms and conditions of payment).

Certification of Equipment Performance Stability means the process where the Expert certifies the equipment performance stability by conducting a test-run of the production line to confirm performance of equipment and to ensure consistency with the specifications as defined in relevant equipment purchase agreements.

Communication means the European Commission’s Communication on the Framework for State Aid for Research and Development and Innovation of October 19, 2022 (C (2022) 7388).

Contract means this contract.

Dunkirk Site(s) means the manufacturing site(s) located in Dunkirk.

Eligible Expenses means the expenses incurred by the Beneficiary and any Authorised Entities on its behalf, that can be admitted as eligible expenses under the Decision pursuant to Article 2.1 – (General Characteristics).

Equity means, without double counting, the aggregate of:

(a)	total equity in the equity side of the balance sheet, plus

(b)	the principal amount of all shareholder loans

but excluding from the calculation:

a.	Aid (and any taxation thereon) under the Programme; and

b.	any capitalised interest or such similar amounts in respect of shareholders loans,

of the Beneficiary plus each of the Authorised Entities incorporated in France, in each case, as included in the audited financial statements at year-end and in the most recent unaudited financial statements as updated from time to time, in accordance with Appendix 3.

Escrow Account has the meaning given to it in the Escrow Account Agreement .

Escrow Account Agreement means the agreement to be entered into between the Beneficiary, Bpifrance and the Escrow Account Agent defining the terms and conditions upon which the Advance may be released from the Escrow Account.

Escrow Account Agent has the meaning given to it in the Escrow Account Agreement.

Experimental Development means the acquisition, combination, shaping and use of scientific, technological, commercial and other relevant knowledge and skills to develop new or improved products, processes or services, including digital products, processes or services, in any field, industry or sector (including, but not limited to, digital industries and technologies, such as supercomputers, quantum technologies, blockchain technologies, artificial intelligence, cybersecurity, megadata and cloud or advanced technologies). It can also involve, for example, activities aimed at the theoretical definition and planning of new products, processes and services, as well as the recording of related information. Experimental Development may include prototyping, demonstration, pilot design, testing and validation of new or improved products, processes or services in environments representative of real-life conditions, where the primary objective is to bring about further improvements, at the technical level, to products, processes or services that are not largely “fixed”. It may include the creation of commercially exploitable prototypes and pilot projects which are necessarily the final commercial products, and which are too expensive to produce to be used solely for demonstration and validation purposes. Experimental Development does not include routine or periodic modifications to existing products, production lines, manufacturing processes, services and other ongoing operations, even though these modifications may represent improvements.

Experts means the experts proposed and appointed by the Beneficiary, approved in advance by Bpifrance and responsible for certifying upon each relevant Key Milestone that the Capacity Conditions set out in the table provided for in Article 4.3 – (Key Milestones) have been met. The cost of the services provided by the Experts shall be borne by the Beneficiary.

FID or First Industrial Deployment means the upscaling of pilot facilities, demonstration plants or of the first-in-kind equipment facilities covering the steps subsequent to the pilot line including the testing phase and bring batch production to scale, but not mass production or commercial activities.

FID Expenses means Retained Expenses incurred for the deployment of manufacturing capacities in the perspective of the First Industrial Deployment, as listed in the Appendix 1 - (Financial appendix).

Final Amount of Aid means the sum of the Retained Expenses certified by an auditor on the Programme end date, or, where applicable, on the Programme discontinuation date defined in Article 6 -– (Modification or discontinuation of the programme), multiplied by the Aid Intensity Percentage. The Final Amount of Aid is capped at the maximum total amount of aid specified in Article 2.1 – (General characteristics), within the limit of the maximum amount validated by the Decision.

France Research Tax Credit means the tax credit mechanism described in article 244 quater B of the French General Tax Code.

Guarantor means: (i) the Initial Guarantor; or (ii) any other guarantor approved by Bpifrance in accordance with Article 3.2 – (Parent Company Guarantee).

Individual File means the individual file as defined in the Preamble of this Contract.

Industrial Research means planned research or critical investigations aimed at acquiring new knowledge and skills to develop new products, processes or services, or to bring about a significant improvement in existing products, processes or services, including digital products, processes or services, in any field, industry or sector (including, but not limited to, digital industries and technologies, such as supercomputers, quantum technologies, blockchain technologies, artificial intelligence, cybersecurity, megadata and cloud technologies). Industrial research involves the creation of components for complex systems, and can include the construction of prototypes in a laboratory environment or in an environment with simulated interfaces to existing systems, as well as pilot lines, where necessary for Industrial research, and in particular for the validation of generic technologies.

Initial Authorised Entities has the meaning given to it in Article 1 – (Programme Financed).

Initial Guarantor means Prologium Holding Inc.

Interim Payment has the meaning given to it in Article 4.5.1 – (General terms and conditions of payment).

Issuing Bank means a leading French banking establishment with an at least investment grade or equivalent rating from the rating agencies Standard & Poor’s, Moody’s or Fitch.

Key Milestone means each of the nine (9) key milestones described in in the table set out in Article 4.3 – (Key Milestones).

Key Milestone Payment means, in relation to a Key Milestone: (i) if applicable, the Capacity Payment due upon satisfaction of the Capacity Conditions required to be met for such Key Milestone; and (ii) if applicable, the RDI Payment due upon satisfaction of the RDI Conditions required to be met for such Key Milestone).

Legitimate Cause for Delay means: (a) the occurrence of a case of force majeure within the meaning of Article 1218 of the French Civil Code; (b) acts of terrorism, social unrest, demonstrations, riots or pandemics; (c) the discovery of protected species within the meaning of Article L. 411-1 of the French Environmental Code; and (d) the materialization of risks of exceptional magnitude associated with pollution or soil or subsoil, the accidental discovery of pyrotechnic devices or archaeological remains or the prescription of archaeological excavations.

Letter of Credit has the meaning given to it in Article 8.4 – (Letter of Credit).

Monitoring Report(s) means the Programme monitoring report(s) described in Article 4.1 – (Payment of the Aid) and Article 5.2 – (Programme Monitoring Reports), and to be also provided at the end of the Programme under Article 6.4 – (End of the Programme).

Non-FID Expenses means any Retained Expenses other than FID Expenses, listed in Appendix 1 – (Financial appendix).

New Authorised Entity has the meaning given to it in Article 1 – (Programme Financed).

Parent Company Guarantee means the autonomous first demand guarantee referred to in Article 3.1 – (Conditions for the disbursement of the Advance) issued by the Guarantor in the form attached in Appendix 2 – (Form of autonomous first demand guarantee).

Payment means a Key Milestone Payment or an Interim Payment.

Programme means the programme as defined in the State Aid Application submitted to the French State by the Beneficiary and notified to the European Commission in the context of the Individual File.

Programme Results means any knowledge developed, during the term of the Programme, by, on behalf of or in collaboration with the Beneficiary, as part of activities performed as part of the implementation of the financed Programme as defined in Article 1 of the Contract, and which is protectable by intellectual property rights (including through know-how and trade secrets).

Progress Report means the progress report to be included within each Monitoring Report during the life of the Programme as defined in Article 4.1 – (Payment of Aid), in the form attached in Appendix 5 – (Progress Report template).

PROLOGIUM Group means:

•	subsidiaries or companies owned by the Beneficiary within the meaning of Articles L. 233-1 and L. 233-2 of the French Commercial Code;

•	companies that have an interest into the Beneficiary or to which the Beneficiary is a subsidiary within the meaning of the same Articles;

•	any entity controlling the Beneficiary, being controlled by the Beneficiary or under common control with the Beneficiary, in accordance with Article L. 233-3 of the French Commercial Code.

RDI means research, development and innovation.

RDI Conditions means, in relation to each of Key Milestones 1 to 5, the conditions listed in Article 4.3 – (Key Milestones) to be satisfied to obtain the RDI Payment corresponding to such Key Milestone.

RDI Payment means, in relation to each of Key Milestones 1 to 6, the payment of that part of the Aid corresponding to Non-FID Expenses due upon satisfying the RDI Conditions specified for such Key Milestone, the amount of such payment being described in the table set out in Article 4.5.1 – (General terms and conditions of payment).

RDI Site(s) means the RDI site(s) located in Paris Saclay.

Retained Expenses means Eligible Expenses under the terms of the Decision and retained by the French State for the payment of Aid pursuant to Article 2.1 – (General Characteristics).

Sites means the Dunkirk Site(s) and the RDI Site(s).

Specific Conditions means together the Capacity Conditions and the RDI Conditions.

State Aid Application means the State aid application submitted to the French State by the Beneficiary for the financing of the Programme, and the review of this application by Bpifrance.

Steering Committee means the steering committee created pursuant to Article 5.1 – (Steering Committee).

Sub-Project A means the sub-project as described in the Project Portfolio of the Individual File comprising Work Packages 1 and 2 and whose products correspond to the inlays and cells generations labelled [***] and [***] respectively, or any other equivalent products proposed by the Beneficiary and accepted by Bpifrance.

Sub-Project B means the sub-project as described in the Project Portfolio of the Individual File comprising Work Packages 3 to 5 and whose products correspond to the inlays and cells generations labelled [***] and [***] respectively, or any other equivalent products proposed by the Beneficiary and accepted by Bpifrance.

T0 means the effective Programme start date, i.e., 31/03/2023.

IT IS AGREED AS FOLLOWS:

The present subsidy contract (hereinafter referred to as the Contract), is offered by Bpifrance under the terms and conditions of the present Contract which follow, supplemented by the Appendices and the Individual File referred to above. The Contract, and the Appendices form an indivisible whole and may only be modified by an amendment signed by all the Parties.

ARTICLE 1- PROGRAMME FINANCED

The purpose of the Contract is to define the characteristics of the Programme that the Beneficiary undertakes to carry out, to set the amount and the conditions of allocation of the Aid granted by Bpifrance to the Beneficiary for the financing of the Programme as well as to specify the principles and procedures for the monitoring of the carrying out of the Programme by Bpifrance.

In addition, the Contract sets out the terms and conditions for payment of the Aid by Bpifrance, as well as, where applicable, the terms and conditions for financial returns due by the Beneficiary.

The PROMETHEUS funded programme is described in the Individual File as notified to the European Commission. Its purpose is the development and industrialization of first-generation ([***]) and second-generation ([***]) solid batteries and large footprint cells ([***]) with improved energy density, lower environmental impact and work on recycling these technologies. Industrialization targets an installed capacity of 48 GWh of inlays and 12 GWh of cells.

Notwithstanding the target capacities mentioned in the paragraph above, the Programme is deemed completed for the purpose of Article 2.3 – (Obligations of the Beneficiary) and Article 4.5.4 – (Specific terms for calculation the Final Amount of Aid in the event that target capacities are not reached by 30 September 2032 or if the Programme is discontinued) as soon as the targets of 44 GWh for inlays and 10 GWh for cells mentioned are reached.

The Programme will be carried out by the Beneficiary, it being specified that:

•	the date on which the Retained Expenses will be taken into account is: 14/03/2023;

•	the effective Programme start date (T0) is: 31/03/2023;

•	the duration of the Programme is: 114 months;

•	the end date of the Programme is 30/09/2032;

•	Programme location: Dunkirk Site in Dunkerque (59), RDI Site(s) in Paris Saclay.

Should this location change, the Beneficiary will inform Bpifrance in advance in writing. Bpifrance will then notify the Beneficiary of its decision to continue or reduce the Aid according to the terms stipulated in Article 6 – (Modification or discontinuation of the Programme).

The Beneficiary declares, and the Parties agree and accept, that the Eligible Expenses allocated to the investments made to carry out the Programme will be incurred by the Beneficiary either directly or through the following entities of the PROLOGIUM Group (the “Initial Authorised Entities” and each an “Initial Authorised Entity”):

•	Prologium Innovation Pte. Ltd.

•	Prologium Innovation Europe SAS

•

Prologium Technology Dunkerque SAS , once KYC Information (as defined below) relating to it has been provided to Bpifrance, without objection or requests being notified by Bpifrance to the Beneficiary within thirty (30) Business Days of receipt by Bpifrance.

With regard to the Eligible Expenses submitted by Prologium Innovation Pte. Ltd, it is specified that they shall only be considered as Retained Expenses if they have been paid between 14 March 2023 and 31 December 2023. In any event, they may not exceed a maximum amount of 2,406,895.91 Euros corresponding to the sum of:

•	1,903,294.91 Euros for the account of Prologium Innovation Pte. Ltd., French Branch,

•

545,672.68 US Dollars, equivalent to an amount of 503,601 Euros for Prologium Innovation Pte. Ltd. In order to obtain approval for a new French entity that is as member of the PROLOGIUM Group other than the Initial Authorised Entities referred to above to become a new authorised entity (a “New Authorised Entity” together with the Initial Authorised Entities, the “Authorised Entities”), the Beneficiary undertakes to send, by e-mail, an application file comprising the information listed below on the new entity (the “KYC Information”):

•	an executed and dated version of the questionnaire on Sanctioned Countries activities attached to Appendix 7 – (Questionnaire on Activities related to Sanctioned Countries)

•	a dated and signed capitalisation table;

•	an executed version of its by-laws;

•	Statement from the beneficial owners (Declaration des bénéficiaires effectifs);

•	a copy of the identification card of the legal representative of the entity;

•	for every direct or indirect shareholder holding more than 25% of the share capital of the entity:

•	a dated and signed capitalisation table;

•	a registration certification / certificate of incorporation dated less than three (3) months;

•	a copy of the identity card of any individual owning more than 25% of the shareholding.

In the absence of objections or requests for information from Bpifrance notified to the Beneficiary within thirty (30) Business Days of receipt by Bpifrance of the application file, such new entity shall be deemed approved by Bpifrance to incur Eligible Expenses and become a New Authorised Entity.

The Beneficiary will implement all necessary measures to ensure full traceability of the allocation by each Authorised Entity of the funds obtained from the Aid to Eligible Expenses.

The Beneficiary undertakes to Bpifrance, that it shall procure compliance (within the meaning of Article 1204 of the French Civil Code) by each Authorised Entity, with the Beneficiary’s obligations under this Contract, to the extent applicable to the relevant Authorised Entity, including, without limitation, those related to:

•	the conditions of use of the funds obtained under the Contract;

•	the obligations of information, transparency and traceability of the use of funds set out in the Contract.

If an Authorised Entity fails to comply with such an obligation, the Beneficiary shall procure that the relevant breach be promptly remedied. Should the Beneficiary fail to take any concrete action to remedy the breach within 30 days after being recorded by Bpifrance, Bpifrance may invoke Article 7 – (Termination and repayment of the Aid), without prejudice to the right to claim damages in accordance with Article 1204 of the French Code Civil.

Without prejudice to the above, the corporate name of the Beneficiary or of any of the Authorised Entities may be changed at any time. Such change shall be notified to Bpifrance as soon as practicable.

ARTICLE 2 – GENERAL CHARACTERISTICS OF THE AID

2.1 General characteristics

The Aid allocated for the implementation of the Programme takes the form of a subsidy.

A subsidy means an aid for a programme, paid in one or more instalments.

Total amount of expenses considered eligible by the European Commission	2,164,761,410 euros excluding tax These expenses are eligible (hereinafter referred to as Eligible Expenses) under the terms of the Decision.

Total expenses approved by the French State under the Contract

2,164,502,165 euros excluding tax

according to the Appendix 1 - (Financial appendix) including the Funding Gap Questionnaire validated by the Decision.

Retained expenses, hereinafter referred to as Retained Expenses, refers in the Contract to Eligible Expenses under the terms of the Decision and retained by the French State for the payment of the Aid.

Maximum total amount of Aid	1,500,000,000 euros

Resource origin	FRANCE 2030

Aid Intensity Percentage	69.30%

Form of Aid	100% SUBSIDY

The Beneficiary acknowledges that the Aid is allocated on the basis of the conditions set forth in the Decision and the Communication, including the provision of the Communication pursuant to which research, development and innovation aid cannot be granted to firms in difficulty as defined in the Guidelines on State aid for rescuing and restructuring non-financial undertakings in difficulty.

It is calculated taking into account the Aid Intensity Percentage and the corresponding categories of Retained Expenses.

Retained Expenses are listed and detailed in the Appendix 1 - (Financial appendix).

The Appendix 1 - (Financial appendix) also includes the list of production equipment whose depreciation constitutes Retained Expenses.

The Aid is allocated exclusively to the expenses actually incurred in carrying out the Programme in accordance with the Appendix 1 - (Financial appendix) to the Contract.

In addition, the Beneficiary acknowledges that it is subject to the European regulations on State aid referred to in the Contract.

Without prejudice to the terms of the Contract governing the payment of the Aid, which shall become payable by Bpifrance to the Beneficiary once the conditions set out in Articles 3, 4, and 5.3 are met, the Aid will not be deemed as acquired by the Beneficiary until the date on which Retained Expenses are booked in the statutory accounts of the Beneficiary, the Initial Authorised Entities or any New Authorised Entity (including depreciation of assets detailed in Appendix 1).

2.2 Bpifrance’s obligations

Bpifrance undertakes to pay the Aid to the Beneficiary in accordance with the terms and conditions set out in the Contract.

Bpifrance shall however only be obliged to disburse the Aid in the amounts of the payment credits made available to it by the French State participating directly or indirectly in the financing of such Aid. Bpifrance shall where necessary promptly inform the Beneficiary of any such situation.

At the date of signature of the Contract, the amounts of Retained Expenses are maximum amounts. The Parties agree to limit Eligible Expenses to these maximum amounts.

2.3 Obligations of the Beneficiary

The Beneficiary hereby warrants that to date it has complied with all its tax and social obligations and it shall in addition:

•	implement the financed Programme in accordance with the terms and conditions set out in the Contract;

•	evidence that the expenses presented by the Beneficiary as part of the implementation of the Programme are Eligible Expenses validated by the European Commission on the basis of the Individual File;

•

demonstrate that the expenses concerned have the technical and economic characteristics of Applied research expenses as presented by the Beneficiary in the Individual File and validated by the European Commission.

•	allocate all resources (e.g., human, technical, financial and commercial) necessary to implement the Programme constituting the subject-matter of the current Aid and the valorisation of its results;

•	not suspend or abandon its implementation of the Programme without informing Bpifrance thereof in advance;

•	promptly and as soon as practicable notify to Bpifrance any material or unforeseen difficulty or event likely to materially delay or disrupt the implementation of the Programme;

•

promptly and as soon as practicable notify to Bpifrance the occurrence of any external event having the nature of force majeure within the meaning of Article 1218 of the French Civil Code, capable of undermining the economic rationale of the Programme constituting the subject-matter of the current Aid;

•

promptly and as soon as practicable notify to Bpifrance any change to the status of the Beneficiary or the parties exercising control over it pursuant to Article 20 – (Control over the Share Capital and Status of the Beneficiary);

•

promptly and as soon as practicable notify to Bpifrance any material difficulty encountered in the context of the implementation of the Programme, particularly in terms of its technical implementation, levels of budgetary compliance, permit release, progress made with the transactions being financed and compliance with the Key Milestones listed in Article 4.3, and in such a case the Beneficiary shall propose an action plan to remedy any such difficulty;

•

promptly and as soon as practicable notify to Bpifrance any claim, complaint or judicial proceedings instigated in relation to the Programme implemented under the Contract, which, if adversely determined, would materially and adversely affect the implementation of the Programme and more generally any event capable of materially and adversely deteriorating the image of Bpifrance;

•

keep accounts recording all the items necessary to ensure a detailed assessment of the costs disbursed within the scope of the Aid (external invoices and internal analytic accounting documents). Such accounts, as well as any general accounting documents related thereto, shall be made available to Bpifrance or any one of its accredited representatives within thirty (30) calendar days of the request of Bpifrance, and shall be retained for a period of ten (10) years from the end date of the Contract;

•

To the exception of any intellectual property rights, which shall be governed by Article 15 – (Intellectual Property) and Article 3.1 and 4.1, the Beneficiary shall not, during the implementation of the Programme and before the end date of the Programme, grant any exclusive assignment or concession of or contribute or transfer on any basis whatsoever (either directly or indirectly), for or without consideration or even in the context of an exchange, the means necessary for the implementation of the Programme or the marketing of the Programme Results;

•

provide pursuant to Bpifrance’s request within thirty (30) calendar days of the provision of the relevant template set out in Appendix 4 – (Impact model), and after the signature of the Contract, a dashboard setting out the indicators used to monitor the progress of the Programme and the results obtained;

•

notify to Bpifrance in writing (until such time as all obligations under the Contract are extinguished) the existence of any proceedings instigated against the Beneficiary in the context of the rules relating to the protection of undertakings in difficulty under Articles L.611-3 to L.611-15 and L.620-1 to L.670-8 of the French Code de commerce;

•

submit to any audit of a technical or financial nature carried out by Bpifrance or any accredited representative of Bpifrance and extend all assistance for the purposes of carrying out any such audit, including in particular in the context of documentary audits and on-the-spot audits mentioned in Article 19 – (Technical and financial control); and

•	certify that as far as it is aware, there is no procedure ongoing against the Beneficiary seeking to recover illegal State aid.

ARTICLE 3 – DISBURSEMENT OF THE ADVANCE

3.1 Conditions for the disbursement of the Advance

Bpifrance shall pay the Advance into the Escrow Account once all of the conditions mentioned below have been met, which must occur within five (5) months of the date of signature of the Contract:

•

provision by the Beneficiary of a Parent Company Guarantee for a maximum amount of EUR 274,952,137 dated and signed by the legal representative of the Initial Guarantor in favour of Bpifrance in accordance with the form shown in the Appendix 2 – (Form of autonomous first demand guarantee).

•	the signature of the Escrow Account Agreement in form and substance acceptable to the Beneficiary and Bpifrance.

•	if applicable, and subject to the terms of Article 15 – (Intellectual Property), provision of R&D partnership agreements signed by the Beneficiary;

•

provision of a certificate dated and signed by the Beneficiary’s legal representative relating to the right to use the intellectual property rights necessary for the performance of the Beneficiary’s tasks under the Programme.

3.2 Parent Company Guarantee

The purpose of the Parent Company Guarantee is to secure the repayment by the Beneficiary of all or part of the Advance that may become due at the end of the Programme or upon its early termination pursuant to Article 4.5.1 – (General terms and conditions of payment). The Parent Company Guarantee shall remain in force until the date falling one (1) year after the end date of the Programme, unless released earlier by Bpifrance.

The Parent Company Guarantee issued pursuant to Article 3.1 (or any subsequent Parent Company Guarantee issued pursuant to paragraph Article 3.2(i) below) may be replaced, at the request of the Beneficiary: (i) by a new Parent Company Guarantee issued by any affiliate or direct or indirect shareholder of the Beneficiary proposed by the Beneficiary and approved by Bpifrance; or (ii) a letter of credit issued by an Issuing Bank in the form set out in Appendix 6 – (Form of Letter of Credit) (it being understood that such letter of credit shall have the same purpose and duration as the Parent Company Guarantee); or (iii) a combination of (i) and (ii) above.

3.3 Condition subsequent (Clause résolutoire)

In the event of non-fulfilment of any of the conditions referred to in Article 3.1 above within the five (5) month-period indicated above, and thirty (30) calendar days after a formal notice sent by Bpifrance to the Beneficiary has remained unsuccessful, the Contract will be terminated ipso jure, without any further formality and without the need to obtain a court order for such termination. In this case, no expenses incurred by the Beneficiary under the Programme will be taken into account by Bpifrance.

ARTICLE 4 TERMS AND CONDITIONS OF PAYMENT OF THE AID

As at the date of each payment of the Aid (excluding the date of the payment of the Advance into the Escrow Account in accordance with Article 3.1 – (Conditions for the disbursement of the Advance), but including the date of each debit from the Escrow Account by the Beneficiary in accordance with the Escrow Account Agreement), the ratio of:

(a)

the aggregate cumulated amount of Aid paid to the Beneficiary (including the amount of the relevant payment), excluding the payment of the Advance into the Escrow Account, but including the payment of funds from the Escrow Account to the Beneficiary; to

(b)	the aggregate amount of Equity by the date the relevant Aid payment is made,

shall not exceed 2:1.

4.1 Payment of the Aid

The amount of each Payment after the initial payment of the Advance will be credited to a bank account opened in the name of the Beneficiary, according to the bank details provided by the Beneficiary. The payment of funds will be recorded in Bpifrance’s accounting records.

Funds will be made available in accordance with the terms and conditions set out in Article 4 – (Terms and conditions of payment of the Aid).

Bpifrance will not be required to pay all or part of the amount of the Aid if one or other of the cases referred to in Article 7 – (Termination and repayment of the Aid) occurs or if the Specific Conditions provided in the table of Article 4.3 – (Key Milestones) are not met or if Bpifrance, in consultation with the French State, has waived them.

In addition, Bpifrance will not be liable for any Payment in the event of non-fulfilment of the Beneficiary’s commitments under other subsidy contracts entered into by the Beneficiary with Bpifrance.

Furthermore, if external events of a force majeure nature within the meaning of article 1218 of the French Civil Code, call into question the economic interest of the Programme which is the subject of the Aid or if fundamental changes occur in the control of the Beneficiary as referred to in Article 20 – (Control over the share capital and status of the beneficiary), or in the corporate form of the company, including any changes to the by-laws, the situation thus created will be examined by Bpifrance which may modify its decision to pay the Aid pursuant to Article 6 – (Modification or discontinuation of the Programme), which the Beneficiary expressly accepts.

Prior to each Payment, the Beneficiary must provide:

•	an up-to-date certificate of compliance with tax obligations (issued by the corporate tax department or via impots.gouv.fr);

•	an up-to-date certificate of compliance with social security obligations (attestation de vigilance issued by Urssaf).

Each Payment will be paid to the Beneficiary in accordance with the terms and conditions set out in Article 4 – (Terms and conditions of payment of the Aid), Article 5.4 – (Monitoring Programme implementation) and Article 6.4 – (End of Programme), respectively.

Key Milestone Payments are mentioned in the table below, and each is conditional on the provision by the Beneficiary of a documentary kit (hereinafter referred to as a “Monitoring Report”), consisting of the following deliverables:

•

a summary statement of expenses paid in accordance with Article 4.2 – (Summary statement of expenses paid), certifying in addition that the expenses presented constitute Eligible Expenses and that they are not the subject of other State aid. The Beneficiary also undertakes to provide Bpifrance with all information requested by the European Commission or required under State aid regulations to justify the compliance of the Aid with the Decision and its legality;

•

a summary cash flow statement for updating the Funding Gap Questionnaire on the basis of data from the previous year. This cash flow statement must be accompanied by a certificate from the Beneficiary’s legal representative attesting to compliance with the accounting methodology described in Appendix 3 – (Accounting methodology).

•

a progress report, dated and signed by the Beneficiary’s legal representative, giving an account of the state of progress of the work carried out under the Programme, demonstrating the achievement of the main results expected at the Key Milestone, and conforming to the template provided for in Appendix 5 – (Progress report template). During the final Key Milestone, this report constitutes the end-of-programme report, and gives an account of the Programme’s execution and results in relation to the objectives set;

•	indicators for programme evaluation, based on the updated model provided by Bpifrance in Appendix 4 – (Impact model);

•	a certificate dated and signed by the Beneficiary’s legal representative relating to the right to use the intellectual property rights necessary for the development of the Programme.

The balance corresponds to the last Key Milestone. It is paid on the Programme end date, the end of the Programme being declared by Bpifrance, in accordance with the provisions of the Article 6.4 – (End of the Programme).

Where applicable, a Key Milestone Payment is subject to the fulfilment of Specific Conditions in addition to those mentioned above. These Specific Conditions are applicable to each relevant Key Milestone Payment, as indicated in the table set out in Article 4.3 below.

A Key Milestone Payment will only be made on condition that fulfilment of the aforementioned conditions is deemed satisfactory by Bpifrance, acting reasonably, in consultation with the Steering Committee.

4.2 Summary statement of expenses paid

Summary statement of expenses paid:

•	must be drawn up on a computer tool available on request from the Bpifrance management department, without modifying its structure;

•	must be dated and signed by the Beneficiary and certified by an auditor.

This summary statement is intended to enable Bpifrance to monitor the expenses incurred under the Programme and to ensure that the material and financial resources required to carry out the Programme have been made available. If necessary, and at Bpifrance’s request, these may be supplemented by invoices or accounting documents.

These summary statements of expenses must be issued for the purpose of issuance of the Monitoring Report described pursuant to Article 4.1 – (Payment of Aid), on a quarterly basis if required by the Steering Committee pursuant to Article 5.3 – (Control of the Beneficiary’s expenses), and at the end of the Programme pursuant to Article 6.4 – (End of the Programme).

In order to pay out the Aid, Bpifrance will only take into account justified expenses actually allocated to the Programme, subsequent to the date on which the expenses are taken into account and prior to the Programme end date specified in the Contract.

4.3 Key Milestones

Scheduled date	Maximum amount of Payments in euro (i.e. sum of Capacity Payment and RDI Payment, as applicable)	Main expected results in the form of deliverables	Specific Conditions, particularly with regard to the Decision, prior to Payments
After signing the Contract	Advance: 274,952,137	None	Fulfilment of the conditions provided for in Article 3 – (Disbursement of the Advance).

Key Milestone 1: T0 + 18 months	EC1 Payment: 22,075,982

•

Report confirming the [***]% silicon oxide composition of the active material in [***] anode using an analytical method;

•

Report confirming the start of Sub-Project B RDI work on the Paris Saclay Site and detailling the work carried out on this Site and the collaborations undertaken in France and Europe.

•

Report detailing the progress of sampling from [***] OEMs from the Taoke plant (including the final results of cycling tests with an OEM of interest as part of sample A) and the strategy for securing outlets for the Dunkirk plant (sampling, LOI, offtakes).

•

Supply of purchase order by email from an original equipment manufacturer (OEM), for the purchase of B-samples of [***] cells, or better chemistry from the PROLOGIUM factory in Taoke.

RDI Conditions:

•

Supply of a document dated and signed by the Beneficiary’s legal representative certifying that part of the equipment for RDI Site has been ordered or rented;

•

Organization of a visit to the RDI Site at the request of Monitoring Committee members and Bpifrance teams.

Key Milestone 2: T0 + 30 months	EC2 Payment: 33,464,068

•

Report detailing the use of [***] for battery cathode and material distribution analysis under work package 3 (Sub-Project B inlays);

•

Report detailing proprietary approach to LCB battery recycling;

•

Report detailing tests planned on recycling samples in collaboration with partners to assess materials useful for the recycling process;

•

Letters of Intent (LOI) from the original equipment manufacturers (OEMs) for the PROLOGIUM plant at the Dunkirk Site;

•

Document dated and signed by the Beneficiary’s legal representative certifying the provision of a “[***]” [***] by manual assembly to at least one OEM.

RDI Conditions:

•

Supply of a report dated and signed by an independent expert detailing the tests and confirming an energy density of the [***] cell (or most recent generation, if different) greater than or equal to [***] Wh/kg and a lifetime greater or equal to [***] cycles and a letter dated and signed by the Beneficiary’ legal representative certifying that the results comply with the technical specifications of the OEM(s);

•

Provision of planning permission for the electric battery factory building on Dunkirk Site;

•

Provision of the prefectoral decree granting environmental authorization for the operation of an electric battery manufacturing plant for the Dunkirk Site;

•

Provision of a document dated and signed by the Beneficiary’s legal representative certifying the provision of samples from Asia plant to potential clients in order to start the product qualification stages;

•

Supply of a document dated and signed by the Beneficiary’s legal representative attesting to the installation of laboratory equipment for battery reliability and safety, or signature of an agreement with an external laboratory on these two subjects;

•

Organization of a visit to the RDI Site at the request of Monitoring Committee members and Bpifrance teams.

Key Milestone 3: T0 + 42 months	EC3 Payment: 25,103,665

•

Report detailing the design optimization and performance validation of a cell containing a [***] anode;

•

Report detailing the provision of a [***] (or any other equivalent products proposed by the Beneficiary and accepted by Bpifrance) prototype by manual assembly;

•

Report detailing the design of the process and equipment for the separation of LCB batteries;

•

Document dated and signed by the legal representative of the Beneficiary certifying positive feedback from potential clients on the performance of samples of the [***] inlays (or equivalent products proposed by the Beneficiary and accepted by Bpifrance) and of [***] cell samples (or equivalent products proposed by the Beneficiary and accepted by Bpifrance) manufactured at Taoke and sent to OEMs;

•

Conditional offtake contracts signed by [***] original equipement manufacturers (OEMs) for the PROLOGIUM plant at the Dunkirk Site.

•

Provision of an updated list of production equipment in the event it has been modified.

RDI Conditions:

•

Supply of a document dated and signed by the Beneficiary’s legal representative certifying that the production equipment for the pilot calendering equipment has been ordered;

•

Supply of a document dated and signed by the Beneficiary’s legal representative certifying that the equipment for the [***] assembly line for [***] cells (or any other equivalent products proposed by the Beneficiary and accepted by Bpifrance) is ordered;

•

Supply of a document dated and signed by the Beneficiary’s legal representative certifying that the order for the production equipment for 2 GWh inlays and the cell assembly line for a capacity of 2 GWh;

•

Supply of a document dated and signed by the Beneficiary’s legal representative certifying that the completion of the columns and beams for the building framework for the 2 + 2 GWh capacity of the PROLOGIUM plant in Dunkirk.

Key Milestone 4: T0 + 54 months	EC4 Payment: 41,075,109

•

Report detailing the results of reliability tests carried out on the [***] (or any other equivalent products proposed by the Beneficiary and accepted by Bpifrance) prototype;

•

Certificate by the Experts certifying that the production equipment for the 2 GWh inlays has been delivered to the Dunkirk Site and connected to the utilities;

•

Certificate by the Experts certifying that cell assembly line for a capacity of 2 GWh has been delivered to the Dunkirk Site and connected to the utilities.

•

Provision of an updated list of production equipment in the event it has been modified.

RDI Conditions:

•

Supply of a report dated and signed by an independent expert detailing the tests and confirming a cell enery density greater than or equal to [***] Wh/kg and a lifetime greater or equal to [***] cycles and a letter dated and signed by the Beneficiary’s legal representative certifying that the results comply with the technical specifications of the OEM(s);

•

Supply of a document dated and signed by the Beneficiary’s legal representative confirming partnership with at least one recycling player for the development of the LCB battery recycling process at pack and module level;

•

Organization of a visit to the RDI Site at the request of Monitoring Committee members and Bpifrance teams;

•

Supply of a document dated and signed by the Beneficiary’s legal representative certifying that the equipment for the [***] assembly line of the [***] cells (or equivalent products proposed by the Beneficiary and accepted by Bpifrance) is installed in France.

Key Milestone 5: T0 + 66 months	EC5 Payment: 53,554,108

•

Report detailing the installation of a line for the reuse and recycling of [***]for R&D lab line;

•

Report detailing tests for the complete recycling of a LCB battery [***];

•

Report detailing the results of the life cycle analysis carried out on all products from the Dunkirk Site;

•

Document dated and signed by the Beneficiary’s legal representative certifying that the [***] cells have passed the overload and heating safety test protocols.

•

Provision of an updated list of production equipment in the event it has been modified.

RDI Conditions:

•

Provision of a document, dated and signed by the Beneficiary’s legal representative, attesting to positive feedback from potential customers on the performance of the samples of second-generation inlays (SN or LN series) and [***] cells manufactured in France sent depending on the customers’ sample requirement, PLG will provide SN or LN series inlay samples and [***] (or any other equivalent products proposed by the Beneficiary and accepted by Bpifrance) samples;

•

Supply of a report drawn up, dated and signed by an independent expert detailing the tests of the [***] pack (or equivalent products proposed by the Beneficiary and accepted by Bpifrance) and confirming an energy density greater than or equal to [***] Wh/kg as well as a lifetime greater or equal to [***] cycles and a letter dated and signed by the Beneficiary’s legal representative certifying that that the results comply with the technical specifications of the OEM(s);

•

Organization of a visit to the RDI Site at the request of Monitoring Committee members and Bpifrance teams.

Key Milestone 6: T0 + 78 months	EC6 Payment: 283,180,851

•

Report detailing customer feedback on second-generation inlays (SN or LN series);

•

Report detailing that [***] (or any other equivalent products proposed by the Beneficiary and accepted by Bpifrance) products pass overload and overheating safety test protocols;

•

Report detailing the testing of the LCB battery solid-state electrolyte with an industrial partner, with a recovery rate of over [***]%.

•

Provision of an updated list of production equipment in the event it has been modified.

Capacity Conditions:

•

Provision of a certificate by the Experts certifying that the production equipment for the 4 GWh inlays has been delivered to the Dunkirk Site and connected to the utilities;

•

Provision of a certificate by the Experts certifying that the assembly line for cells, with a capacity of 4 GWh (cumulative) has been delivered to the Dunkirk Site and connected to the utilities.

Key Milestone 7: T0 + 90 months	EC7 payment: 226,890,720	• Interim report detailing the installation of production equipment.

•

Provision of an updated list of production equipment in the event it has been modified.

Capacity Conditions:

•

Provision of a certificate by the Experts certifying that the production equipment for the 8 GWh inlays (cumulative) has been delivered to the Dunkirk Site and connected to the utilities;

•

Provision of a certificate by the Experts certifying that the cell assembly line for a capacity of 8 GWh (cumulative) has been delivered to the Dunkirk Site and connected to the utilities.

Key Milestone 8: T0 + 102 months	EC8 Payment: 288,963,360	• Interim report detailing the installation of production equipment.

•

Provision of an updated list of production equipment in the event it has been modified.

Capacity Conditions:

•

Provision of a certificate by the Experts certifying that the production equipment for the 24 GWh inlays (cumulative) has been delivered to the Dunkirk Site and connected to the utilities;

•

Provision of a certificate by the Experts certifying that the assembly line for cells, with a capacity of 10 GWh (cumulative) has been delivered to the Dunkirk Site and connected to the utilities.

Key Milestone 9: T0 + 114 months	EC9 Payment: 250,740,000	• Final report detailing the installation of production equipment.

•

Provision of an updated list of production equipment in the event it has been modified.

Capacity Conditions:

•

Provision of a certificate by the Experts certifying that the production equipment for the 44 GWh inlays (cumulative) has been delivered to the Dunkirk Site and connected to the utilities.

4.4 Consequences of a delay in satisfying RDI Conditions

In the event that the Beneficiary fails to provide proof of fulfilment of RDI Conditions associated with a request for an RDI Payment relating to a Key Milestone by its scheduled date, and unless the delay is due to a Legitimate Cause for Delay, the situation will be analysed in consultation with the Steering Committee. In the event of a substantial modification or termination of the Programme is noted, Article 6 – (Modification or termination of the Programme) – shall apply.

Without prejudice to the paragraph above, in the event of a delay in satisfying RDI Conditions expected at each Key Milestone as set out in the table above, which does not jeopardize the completion of the Programme by the Beneficiary, the Parties agree to meet in order to agree on the adjustments to be made to the timetable shown in the table above corresponding to each Key Milestone. Such adaptations may give rise to the signature of an amendment between the Parties. Where applicable, such adaptations must be validated in advance by the Steering Committee, in accordance with the terms and conditions specified in Article 6 – (Modification or discontinuation of the Programme).

For the avoidance of doubt, this Article 4.4 shall not apply to Capacity Payments or a failure to reach target capacities, which shall only be subject to Article 4.5.2 to Article 4.5.4.

4.5 Modalities of payments at each Key Milestone

4.5.1 General terms and conditions of payment

When the Programme is terminated, no expenses incurred after the Programme termination date are taken into account by Bpifrance.

Each Key Milestone Payment is made in accordance with the terms and conditions set out in the Contract and correspond to the total amount of Retained Expenses justified and accepted at the said Key Milestone, multiplied by the Aid Intensity Percentage and capped at the maximum amount provided for at the Key Milestone in question, as specified in the table above.

Where applicable, and at Bpifrance’s discretion, a Key Milestone Payment will not be called into question if a non-material part of the main expected results, as set out in the table above, has not been achieved by the date stipulated in the Contract.

It is also specified that:

•

if, on the date of a Key Milestone, the total amount of Retained Expenses justified and accepted at the said Key Milestone, multiplied by the Aid Intensity Percentage, is less than the maximum amount provided for at the Key Milestone in question, the difference between these two amounts will be carried forward to the next Key Milestone (thus adding to the maximum amount of the next Key Milestone); and

•

if, on the date of a Key Milestone, the total amount of Retained Expenses justified and accepted for that Key Milestone, multiplied by the Aid Intensity Percentage, exceeds the maximum amount for that Key Milestone, the payment corresponding to the portion of justified and accepted expenses exceeding the maximum amount for that Key Milestone will be carried forward to the next Key Milestone (up to the maximum amount for that Key Milestone).

In addition, from Key Milestone 6 onwards, (6) months before the scheduled date of the following Key Milestone, the Beneficiary may request the payment of an interim payment of Aid (each an “Interim Payment”) if it can demonstrate an increase in relation to the capacity objectives set out in the Capacity Conditions of the previous Key Milestone described in the table in Article 4.3 – (Key Milestones) of at least:

•	4 GWh of additional capacities for inlays; and/or

•	2 GWh of additional capacities for cells.

Acknowledgement of this increase in capacity is conditional upon the Experts providing a certificate confirming that the additional tranches of capacity defined above have been reached.

In this Article and in Articles 4.5.2 and 4.5.3, “capacity” means the capacity delivered to the Dunkirk Site, connected to the utilities.

The amount of an Interim Payment corresponds to the lower of the following amounts:

•	The FID Expenses not yet taken into account, justified and accepted in accordance with Article 5.3 – (Control of the Beneficiary’s expenses) multiplied by the Aid Intensity Percentage; and

•	the sum of

(i)	the additional inlay capacity delivered (in GWh), multiplied by 12.54 million euros per GWh, and

(ii)	the additional cell capacity delivered (in GWh) multiplied by 44.19 million Euros per GWh.

The amount of an Interim Payment shall not exceed the maximum amount of payment specified in the following Key Milestone as set out in the table below.

A control of expenses is systematically carried out at each Key Milestone to determine the amount of Retained Expenses accepted, in accordance with the procedures described in Article 5.3 – (Control of the Beneficiary’s expenses).

In the event that the total amount of Aid paid exceeds the Final Amount of Aid, an overpayment will be recognized and must be repaid in accordance with the terms and conditions set out in Article 6.4 – (End of the Programme).

When all the conditions set out in this Article 4 and in Article 5 – (Specific terms and conditions for monitoring programme completion) relating to a Key Milestone have been met and are deemed satisfactory by Bpifrance in consultation with the members of the Steering Committee, Bpifrance will pay the amount corresponding to that Key Milestone within thirty (30) calendar days of the Steering Committee’s favourable decision.

The maximum payments for the Beneficiary (in Euros) at each Key Milestone include a portion related to FID expenses as described below:

Designation of payment	Maximum payments corresponding to FID Expenses described in Appendix 1 (Financial appendix)	Maximum payments corresponding to Non-FID Expenses described in Appendix 1 (Financial appendix)	Total maximum payments in Euro
Advance	248,371,200	26,580,937	274,952,137
Key Milestone 1	0	22,075,982	22,075,982
Key Milestone 2	0	33,464,068	33,464,068
Key Milestone 3	0	25,103,665	25,103,665
Key Milestone 4	0	41,075,109	41,075,109
Key Milestone 5	0	53,554,108	53,554,108
Key Milestone 6	226,890,720	56,290,131	283,180,851
Key Milestone 7	226,890,720	0	226,890,720
Key Milestone 8	288,963,360	0	288,963,360
Key Milestone 9	250,740,000	0	250,740,000

Total	1,241,856,000	258,144,000	1,500,000,000

4.5.2 Specific terms of payment in the event that the Capacity Conditions are not met at Key Milestone 6

In the event that the Capacity Conditions required to be met at Key Milestone 6 are not cumulatively met, the Key Milestone Payment then due will be limited to the justified and accepted Non-FID Expenses at the concerned Key Milestone, multiplied by the Aid Intensity Percentage and capped at the maximum amount for this Key Milestone, as specified in the table set out in Article 4.5.1 – (Maximum payments corresponding to Non-FID Expenses described in the Appendix 1 – (Financial appendix)).

4.5.3 Specific terms of payment in the event that the Capacity Conditions are not met at Key Milestones 7 and following

Without prejudice to the provisions of Article 4.5.1 of this Contract, at each Key Milestone, Bpifrance determines on the basis of the certification of the Experts whether or not the Capacity Conditions have been met at the relevant Key Milestone, as described in the table referred to in Article 4.3 – (Key Milestones). If such Capacity Conditions are not satisfied, the amount of the Payment corresponding to FID Expenses then due will be adjusted in accordance with the terms below:

The amount of the Aid relating FID Expenses paid corresponds to the lower of the following amounts:

•	FID Expenses not yet taken into account, justified and accepted in accordance with the terms of Article 5.3 – (Control of the Beneficiary’s expenses) multiplied by the Aid Intensity Percentage; and

•	the sum of

(i)	the additional inlay capacity delivered (in GWh) multiplied by 12.54 million Euros per GWh, and

(ii)	the additional cell capacity delivered (in GWh) multiplied by 44.19 million Euros per GW.

The amount paid under these conditions shall not exceed the maximum amount of payment corresponding to FID Expenses specified for such Key Milestone set out in the table in Article 4.5.1 – (Maximum payments corresponding to FID Expenses described in the Appendix 1 – (Financial appendix)).

Recognition of this increase in capacity shall be subject to the Experts providing a certificate confirming that these additional tranches of capacity have been reached.

4.5.4 Specific terms for calculating the Final Amount of Aid in the event that target capacities are not reached by 30 September 2032 or if the Programme is discontinued

No later than 30 September 2032 or, in the event of termination of the Programme, when the annual production capacity certified by the Experts does not reach the target of 44 GWh for inlays and 10 GWh for cells, an overpayment corresponding to FID Expenses is recorded.

In this Article, “annual production capacity” means all completed production lines with Certification of Equipment Performance Stability for the cells, and all production equipment delivered to the Dunkirk Site and connected to the utilities for the inlays.

The Final Amount of Aid is then reduced by a lump sum taking into account the annual production capacity in GWh reached.

In such a case, the Beneficiary will be required to refund the overpayment in accordance with the terms and conditions set out in Article 6.3 – (Discontinuation of the Programme) and Article 6.4 – (End of the Programme).

The amount of the overpayment in respect of FID Expenses is calculated as follows: if the target of annual production capacity of 44 GWh for inlays and 10 GWh for cells is not reached by 30 September 2032 or in the event of termination of the Programme, the Aid received under FID Expenses per GWh shall be reduced to:

•	11.49 € million Euros per GWh of production equipment delivered to the Dunkirk Site and connected to the utilities for inlays; and

•	36.82 € million Euros per GWh of completed production lines with Certification of Equipment Performance Stability for cells.

The Beneficiary shall repay any Aid received under FID Expenses in excess of the above-mentioned amounts.

In the event of a delay in satisfying the Capacity Conditions expected at each Key Milestone as set out in article 4. 3 – (Key Milestone), the Beneficiary may request a postponement of the end date of the Programme due to a Legitimate Cause for Delay or any other reason which does not jeopardize the completion of the Programme after 30 September 2033. Such a request must be documented. Based on the documents provided, possibly supplemented by any elements that may clarify the situation, Bpifrance shall consult the Steering Committee for validation. If the postponement is accepted, it gives rise to the execution of an amendment between the Parties.

ARTICLE 5 - SPECIFIC TERMS AND CONDITIONS FOR MONITORING PROGRAMME COMPLETION

5.1 Steering Committee

A Steering Committee, hereinafter referred to as COPIL, has been set up to ensure that the Programme as a whole runs smoothly in terms of the objectives set and the funding provided, and that the expectations of each of its representatives are properly taken into account.

It is made up of 4 full members:

1.	a representative of the Ministry of the Economy, Finance and Industrial and Digital Sovereignty (MEFSIN), who chairs the committee;

2.	a representative of the Ministry of Higher Education and Research (MESR) ;

3.	a representative of the Ministry of Ecological Transition and Territorial Cohesion (MTECT) ;

4.	a representative of the General Secretariat for Investment (SGPI).

Bpifrance participates in the COPIL and acts as secretary.

The COPIL meets at least once a year, and as often as deemed necessary to accomplish its missions, convened by its Chairman. Where necessary, COPIL members may be consulted by electronic means.

Prior to all COPIL meetings, and at least one week before they are held, the Beneficiary is required to provide the Monitoring Report mentioned in Article 5.2 – (Programme Monitoring Reports), and to inform Bpifrance of any event likely to call into question the innovative nature of the Programme financed, the purpose of the Aid and / or the expected economic, social, environmental and industrial benefits on French territory, in compliance with its commitments under Article 9 – (Innovative character of the programme, purpose of the State aid and expected economic, social and environmental impacts).

5.2 Programme Monitoring Reports

Payments at each Key Milestone are subject to analysis and validation by Bpifrance and the members of the COPIL:

•	the Monitoring Report described in Article 4.1 – (Payment of the Aid) duly completed and detailed by the Beneficiary; and,

•	where applicable, the fulfilment of Specific Conditions by the Beneficiary.

The Monitoring Report is also required at least once a year, and as often as deemed necessary by the COPIL, until the Contract expires, particularly when a surplus claw-back mechanism is put in place. It must be duly completed, detailed, dated and signed by the Beneficiary’s legal representative.

For the purposes of validating a Key Milestone, the Beneficiary undertakes to provide the Monitoring Report and, where applicable, documents attesting to the Beneficiary’s fulfilment of Specific Conditions.

5.3 Control of the Beneficiary’s expenses

The Beneficiary undertakes to send Bpifrance a file containing all the information required to verify that the expenses incurred within the framework of the Programme financed meet the characteristics of the Retained Expenses, this file constituting a summary statement of expenses paid as referred to in Article 4.2 – (Summary Statement of expenses paid).

Summary statements of paid expenses are systematically sent at each Key Milestone. They may be requested quarterly if deemed necessary.

Without prejudice to the Article 4.2 – (Summary Statement of expenses paid), Bpifrance examines the summary statement of expenses paid submitted by the Beneficiary and may raise any question necessary to verify and understand the documents submitted by the Beneficiary. In particular, Bpifrance may require the provision of invoices or any other accounting documents corresponding to all or part of the expenses incurred by the Beneficiary, as well as any information enabling verification of the depreciation methods used for the instruments and equipment acquired under the Programme.

In this respect, the Beneficiary undertakes to provide Bpifrance, upon request, with all documents required to monitor and evaluate the work carried out and expenses incurred under the Programme. Bpifrance may also carry out or have carried out on-site or off-site audits, in compliance with Article 19 – (Technical and financial control).

Bpifrance may be assisted by experts, including those from outside Bpifrance, in order to examine the summary statements of expenses paid and submitted by the Beneficiary and to carry out the audits mentioned in the preceding paragraph.

At the end of this examination, Bpifrance prepares a provisional statement of conclusions which is sent to all COPIL members. On the basis of the provisional statement of conclusions drawn up by Bpifrance, the COPIL examines the Eligible Expenses as shown in the summary statement of paid expenses submitted by the Beneficiary. On this occasion, it may raise any question or request clarification from the Beneficiary. If necessary, Bpifrance modifies or completes the statement of conclusions relating to the summary statement of paid expenses concerned, and then sends it to all COPIL members for validation.

Bpifrance establishes the amount of Retained Expenses on the basis of the statement of conclusions thus transmitted and within thirty (30) calendar days following the COPIL’s decision as to whether or not all or part of the expenses appearing in the summary statement of paid expenses drawn up by the Beneficiary are eligible. Bpifrance will inform the Beneficiary of the decision within the same timeframe.

The effectiveness of this decision remains subject to certification by the Beneficiary’s auditor of the summary statements of expenses paid during the period in question. Upon receipt of the certified statements of expenses paid, identifying precisely the expenses concerned, Bpifrance acknowledges that the Retained Expenses recorded in accordance with the conditions set out in the previous paragraph have become definitive, and acknowledges this fact to the Beneficiary.

5.4 Monitoring programme implementation

In order to monitor the implementation of the Programme, and in particular in the event of any difficulties arising in the execution of the Programme, a Programme review meeting may be organized at the discretion of Bpifrance or the Beneficiary.

At least once a year, the Beneficiary will send Bpifrance a Monitoring Report, at the time of the Programme reviews scheduled and organized, to enable Bpifrance to regularly monitor the implementation of the human and material resources required to carry out the Programme and its results.

In the event that a difficulty in the performance of the Programme cannot be resolved during the meeting, Bpifrance will write to the Beneficiary asking it to propose a solution within thirty (30) calendar days.

If no solution is proposed within this period, Bpifrance reserves the right to audit or control all or part of the Programme under the conditions defined in Article 19 – (Technical and financial control) of the Contract.

In any event, if Bpifrance finds that the Beneficiary has failed to meet all or part of its obligations, the Contract may be terminated in accordance with the terms and conditions set out in Article 7 – (Termination and repayment of the Aid).

Within a maximum period of three (3) months from the Programme end date, a final review of the Programme results may be organized. During this final review of the Programme, the Beneficiary presents Bpifrance with an evaluation of all Programme results, an assessment of the consistency and completeness of these results, and its conclusions on the achievement of Programme results.

A report of the meeting is drawn up by the Beneficiary and sent to Bpifrance for validation.

In the event of disagreement on the achievement of Programme results, Bpifrance may take any measures arising from the application of Article 6.4 – (End of the Programme).

ARTICLE 6 - MODIFICATION OR DISCONTINUATION OF THE PROGRAMME

6.1 Obligations in the event of a modification of the Programme

The Beneficiary undertakes within forty-five (45) calendar days to notify to Bpifrance by registered letter with acknowledgement of receipt any event (howsoever caused) of which it may become aware resulting in:

•	any modification of the objective defined in Article 2.1 of the Decision and/or the “Main expected results” provided for in the table in Article 4.3 – (Key Milestones);

•	any disruption in the implementation of the Key Milestones of the Programme save for disruption related to Capacity Conditions which shall only be subject to Articles 4.5.2 to 4.5.4; and

•	Programme’s loss of its collaborative nature as required in the Communication and Decision.

This letter shall be accompanied by a memorandum setting out the impact of any of these three modifications on the implementation of the Programme and shall propose solutions to remedy the situation so created.

6.2 Consequences in the event of the modification of the Programme

On the basis of any such documents, supplemented (as the case may be) by any information capable of elucidating them, Bpifrance shall study the impact of the modifications referred to in Article 6.1 on the implementation of the Programme.

In consultation with the funding partner(s), Bpifrance shall, in light of documents provided by the Beneficiary, decide either that:

•	it is possible to continue with the implementation of the Programme without any material change to its subject-matter and/or economic impact;

Bpifrance shall as a consequence determine the conditions in accordance with which works may continue and where necessary adapt the terms and conditions governing the disbursement of the Aid to take into account the adjusted implementation of the Programme. Any such decision shall constitute the subject-matter of an amendment to the Contract; or

•	the implementation of the Programme cannot be carried out in line with its purpose, taking into account the significance of the modifications contemplated;

Bpifrance may as a consequence apply the provisions of Article 6.3 – (Discontinuation of the Programme) or redraft and adapt the Contract accordingly; any such decision shall then constitute the subject-matter of an amendment to the Contract; or

•	such modifications alter materially and significantly the anticipated economic impact, resulting in the conditions set in the Decision being no longer satisfied.

Bpifrance may as a consequence apply the provisions of Article 7 – (Termination and repayment of the Aid).

For the avoidance of doubt, the consequences of a failure to meet Capacity Conditions applicable to a Key Milestone shall only be subject to Articles 4.5.2 to 4.5.4.

6.3 Discontinuation of the Programme

If the discontinuation of the Programme is requested by the Beneficiary or decided upon by Bpifrance pursuant to Article 6.2 – (Consequences in the event of the modification of the Programme) above, a notice with acknowledgement of receipt shall be served by Bpifrance specifying the date of the discontinuation of the Programme and the date from which Eligible Expenses will no longer be allowed. As a result, no cost incurred after such date shall give rise to any payment by Bpifrance.

The Beneficiary must send to Bpifrance within fifteen (15) business day the documents specified in Article 6.4 – (End of the Programme), which must be deemed satisfactory by Bpifrance in order to permit the disbursement of any balance of the Aid. If the documents are not deemed satisfactory, Bpifrance may declare the discontinuation of the Programme pursuant to the last paragraph of Article 6.4 – (End of the Programme).

In the absence of the documents requested and after Bpifrance has served a reminder on the Beneficiary pursuant to which no remedial action is taken within a fifteen (15) business days period, Bpifrance may apply the provisions of Article 7 – (Termination and repayment of the Aid).

Bpifrance may where necessary amend the terms and conditions governing financial returns in the context of an amendment agreement.

6.4 End of the Programme

Programme end date is 30 September 2032 (30/09/2032). This date corresponds to the end of the Programme completion period to which the Beneficiary has committed itself.

No later than the date mentioned above, the Beneficiary must send Bpifrance the documents listed below:

•	an up-to-date certificate of the Beneficiary’s tax and social security status;

•	a summary statement of expenses paid in accordance with Article 4.2 – (Summary statement of expenses paid);

•

a summary statement of all public aid obtained by the Beneficiary for all or part of the Programme, including the France Research Tax Credit, whatever the form (loan, repayable advance, subsidy, exemption from charges, guarantees, etc.) and origin (European Commission, State, local authorities, etc.), certified as accurate by the Beneficiary;

•	if Bpifrance deems it useful to request them, supporting and explanatory information on the content of the documents requested; and

•	the other documents referred to in Article 4.1 – (Payment of the Aid), and proof that the Capacity Conditions referred to in Article 4.3. have been met.

In the event that the documents and supporting evidence supplied by the Beneficiary show that expenses is lower than the expenses included in the basis for the Aid, the amount of the Aid will be automatically reduced by the difference between the expenses included and the expenses paid, with the Beneficiary undertaking to repay any undue payments without delay and no later than fifteen (15) business days from the date of notification. Once this period has elapsed, any undue payments due will be immediately and automatically, without the need for formal notice, subject to late payment interest at the rate defined in the Article 7.3 – (Late payment interest) of the Contract.

On the basis of the documents provided by the Beneficiary, Bpifrance either decides:

•	to acknowledge the completion of the Programme, declare the Programme achieved and pay the balance of the Aid in accordance with the terms and conditions specified in this Contract;

•

declare the discontinuation of the Programme, in which case it may request immediate repayment of all or part of the amount of Aid paid, in accordance with the provisions of Article 7.2 – (Repayment of Aid) of the Contract.

ARTICLE 7 - TERMINATION AND REPAYMENT OF THE AID

7.1 Termination events

(a)

Bpifrance may terminate all or part of this Contract without prejudice to any damages to which Bpifrance may be entitled, in case of occurrence of any of the following events, which has not been remedied within forty-five (45) Business Days from the date of receipt of a registered letter with acknowledgement of receipt sent by Bpifrance and notifying the Beneficiary of the breach in question, and if, during such prior notice period, the Parties have failed to find a satisfactory solution through amicable discussions,

•

a material breach by the Beneficiary of any provision set out in Article 1 – (Programme Financed) relating to its procurement undertaking (engagement de porte-fort), Article 2.3 – (Obligations of the Beneficiary), Article 5 – (Specific terms and conditions for monitoring Programme completion), Article 6.1 – (Obligations in the event of a modification of the Programme), Article 8.4 – (Letters of Credit), Article 9 – (Innovative nature of the Programme, purpose of the Aid and expected economic, social and environmental benefits), Article 10 – (Obligation to maintain equipment on the Programme site), Article 12 – (Special annual reporting obligations to the European Commission), Article 13 – (Specific obligations of the Beneficiary in terms of promotion and communication), Article 14 – (Confidentiality), Article 15 – (Intellectual Property), Article 19 – (Technical and financial control), Article 20 – (Control over the share capital of the Beneficiary and status of the Beneficiary), Article 21 – (Compliance with regulations economic sanctions), Article 22 – (Anti-corruption), and Article 23 – (Anti-money laundering and anti-terrorist financing rules);

•

a material breach by the Beneficiary of its information undertakings under Article 4 – (Terms and Conditions of Payment of the Aid), Article 6.3 – (Discontinuation of the Programme), Article 6.4 – (End of the Programme), Article 8 – (Clawback Mechanism) or Article 11.3 – (Monitoring the implementation of the Beneficiary’s obligations)

•	non-compliance by the Beneficiary with its tax and social obligations;

•	a false representation being made by the Beneficiary.

The termination shall take effect on the day following the end of the forty-five (45) Business Days remediation period.

(b)

Bpifrance may terminate all or part of this Contract as of right, without further formality, simply as a result and without prejudice to any damages to which Bpifrance may be entitled, in case of occurrence of any of the following events:

•	the Beneficiary being sentenced to a criminal, administrative or disciplinary sanction.

•

the Beneficiary has carried out operations, investments activities of any kind or activities projects with the Sanctioned Countries as defined in the Questionnaire on Activities related to Sanctioned Countries;

•

a total or partial sale of the Beneficiary’s business, demerger, absorption or merger of its company, or in the event of a change in the control (within the meaning of article L. 233-3 of the French commercial code) of the Beneficiary’s company which could challenge the continuation of the Programme

•

direct or indirect change of control within the meaning of article L. 233-3 of the French commercial code of the Beneficiary by a company that does not meet the conditions set by the State or other public bodies as co-contractor or principal of Bpifrance and could challenge the continuation of the Programme, the compliance with the foreign investment control regulation and the location of implementation of the Programme in France;

•	following a decision by a supervisory authority preventing the continuation of the Programme;

•

in the event of the Beneficiary’s receivership or compulsory liquidation, after Bpifrance has given formal notice to the receiver, if one has been appointed (or to the liquidator in the event of compulsory liquidation) to take a decision on the continuation of the Contract, which has remained unanswered for more than one month, in accordance with Articles L.622-13 and R.627-1 of the French Commercial Code.

The termination shall take effect on the day following receipt of a registered letter with acknowledgement of receipt stating the breach, unless Bpifrance specifies another effective date of termination to the Beneficiary in such letter(s).

In case of termination, Bpifrance may apply the provisions of Articles 7.2 – (Repayment of Aid) and 7.3 – (Late Payment Interest).

7.2 Repayment of the Aid

The immediate repayment of all or a part of the Aid shall take place as of right, should Bpifrance so request, fifteen (15) business days after service of notice on the Beneficiary by registered letter with acknowledgment of receipt, and without any judicial formalities being required, on the occurrence of any one of the following events:

•	termination of the Contract under Article 7.1 – (Termination events).

•

if, over the course of the performance of the Contract, the amount of the aid awarded prima facie exceeds the Aid Intensity Percentage permitted under the European State aid rules, the Beneficiary shall return any sums unduly received to Bpifrance at its request, in compliance with Article 6.4 – (End of the Programme);

•

if the documents and documentary evidence provided by the Beneficiary reveal expenses which are less than the expenses covered by the Aid, in which case the amount of the Aid shall be automatically reduced pro rata expenses which are actually justified and allowed by Bpifrance, with the Beneficiary undertaking to return any sums unduly received, in compliance with Article 6.4 – (End of the Programme).

The amount of Aid to be repaid shall be equal to any sums unduly received, plus (where applicable) any late payment interest due at the rate stipulated in Article 7.3 – (Late Payment Interest) below.

7.3 Late payment interest

Any sum not paid within the contractually agreed term will be immediately and automatically subject to late payment interest at a rate of 3% per annum. Any unpaid sum shall remain due and payable notwithstanding the provisions of this Article.

ARTICLE 8 - CLAW-BACK MECHANISM

If the implementation of the Programme results in a surplus as described below, a claw-back mechanism is implemented. This mechanism is described in detail in the Project Portfolio and translated into the present Article.

The claw-back amount is determined in accordance with the terms and conditions described below. It must be repaid by the Beneficiary according to the conditions specified below.

In this Article, the term “aid”, hereinafter and only in this Article, refers to all State aid received under the Programme.

8.1 Determination of the amount of the claw-back

The claw-back mechanism is implemented on the basis of ex-post calculations, which have been approved annually by the Beneficiary’s and any Authorised Entity statutory auditors.

To this end, the Beneficiary undertakes to (and procures that any Authorised Entity shall), keep separate cost accounting records for the entire duration of the Contract, so that financial flows relating to the Programme can be reconstituted and the amount to be clawed-back calculated in accordance with the method described in the Appendix 3 – (Accounting methodology).

In addition, each year from the start of the Programme, the Beneficiary provides Bpifrance with a summary cash flow statement to update the Funding Gap Questionnaire based on data from the previous year. Such data is communicated in the Monitoring Reports. After the end of the Programme, the data is communicated no later than April 30 of each year following the Programme end date, until the Contract expires.

From the claw-back start date, i.e. 30 June of the first year following the end date of the Programme (the “First Test”), and no later than the claw-back end date, i.e. 30 September 2037 (30/09/2037) (the “Last Test”, together with the First Test, the “Test(s)”), a test is carried out (the First Test and the Last Test hereinafter referred to as a Test) to determine the surplus amount (hereinafter referred to as the “Surplus”) for the year in question.

The claw-back start date is 30 June 2033 (30/06/2033).

The claw-back end date is the Programme end date plus 5 years, i.e.: 30 September 2037 (30/09/2037).

In the event that the Programme is delayed, the claw-back end date will take into account the effective end date of the Programme and will be changed by means of an amendment.

The calculation of the Surplus involves the following data:

Notified WACC means the weighted average cost of capital (referred to in the Decision as the “WACC”) applicable to the Programme and notified to the European Commission for the purposes of the Decision: [***]%.

NPV refers to the discounted net present value for the year “i” in question, using the Notified WACC as the discounting coefficient.

For example: for a Test in 2033, 2023 cash flows will be multiplied by (1 + Notified WACC) raised to power 10.

Starting as from the First Test and then at the Last Test, the Surplus is calculated as the sum (positive or negative) of:

a.

the NPV of actual audited ex post cash flows after tax, including capital expenditure (“CAPEX”) and the payment of additional public aid, in particular the France Research Tax Credit, excluding payments from the Aid and financing cash flows, from 14 March 2023 up to the year of the Test in question; and

b.	the NPV of actual Aid payments from 14 March 2023 up to the year of the Test in question.

The Surplus, if positive, is multiplied by an allocation ratio, hereinafter referred to as the Allocation Ratio, equal to the lesser between:

•	[***]; or

•

the net payment of Aid from 14/03/2023, up to the year of the Test in question, divided by the Eligible Expenses for the Programme monitored from 14 March 2023 up to the year of the Test in question (amounts expressed in nominal terms).

For each Test, Bpifrance determines, in accordance with the terms of the Decision, the amount of the claw-back on the date of the Test and, where relevant, the share due to Bpifrance, and communicates to the Beneficiary.

This claw-back mechanism applies only in the event of a positive net present value of cash flows after taking account of actual Aid payments. No surplus can be generated if the Programme has a negative net present value after Aid payments.

8.2 Specific terms and conditions

At the latest on the date occurring thirty (30) calendar days before a Test, the Beneficiary undertakes to send Bpifrance a file including the Beneficiary’s and any Authorised Entity separate cost accounting allowing the claw-back amount to be calculated, in accordance with this Article and the Decision, these elements having to be certified by the Beneficiary’s auditors.

Bpifrance verifies as soon as possible the completeness of the file submitted by the Beneficiary and the accuracy of the calculations presented therein, and may be assisted in this verification by experts, including those from outside Bpifrance.

The Beneficiary undertakes to provide Bpifrance, within thirty (30) calendar days of receipt of the request from Bpifrance, with any additional information or documents required, in particular for the calculation of the Surplus.

In the event of a Surplus, letters of credit (hereinafter referred to as Letters of Credit) cover the Beneficiary’s and any Authorised Entity repayment obligation until the end of the claw-back period, based on calculations made since the first Test.

The amount guaranteed by the Letters of Credit must be at least equal to an amount ensuring that the following two principles are respected:

•	the guaranteed amount must never be negative (initial balance equal to zero);

•	after each Test, the guaranteed amount must correspond, if positive, to the lower of:

•	the Surplus (calculated at each Test) multiplied by the Allocation Ratio; and

•

the sum of actual State aid payments made by Bpifrance between the first Aid payment and the Test, expressed in terms of the relevant year of the Test period. For all payments made prior to the Test, the discount coefficient will be the reference rate applicable to the French State in accordance with the 2008 Commission notice on the revision of the method for setting the reference and discount rates (published in the Official Journal of the European Union on January 19, 2008, page 6) corresponding to the month and year of payment, increased by 100 basis points between the corresponding payment and January 1er of the year in question.

An amount equal to the final guaranteed amount, after the last application at the end of the claw-back period, will be paid to Bpifrance.

It is specified that the implementation of the claw-back mechanism is the subject of a report by the French State to the Commission in the three months following the completion of each Test and after the end date of claw-back.

8.3 Payment of claw-back amounts due

At the end of the claw-back period, Bpifrance receives an amount equal to the portion of the clawback amount at that date due to Bpifrance.

At the end of the claw-back period, Bpifrance sends the Beneficiary a request for payment of the amount of the claw-back to be returned to Bpifrance. The Beneficiary will pay the amount thus requested within fifteen (15) business days of receipt of the request for payment. Should the Beneficiary fail to pay this amount within the aforementioned period, Bpifrance will call the amount due by the Beneficiary from the Issuing Bank issuing the Letter of Credit, in accordance with the terms of said Letter of Credit.

8.4 Letter of Credit

i.

Bpifrance has chosen to secure the payment of the amounts due by the Beneficiary and any Authorised Entity under the Claw-back by issuing a letters of credit issued by an Issuing Bank on the behalf of the Beneficiary in the form shown in Appendix 6 – (Form of Letter of Credit) and can only be deemed satisfactory if: the Issuing Bank irrevocably and unconditionally undertakes to pay to Bpifrance the amount shown on any call for payment issued in accordance with the Letter of Credit;

ii.	the total guaranteed amount stipulated therein is at least equal to the share of the claw-back amount to be paid to Bpifrance;

iii.	the Issuing Bank shall be bound by its obligations under the Letter of Credit at least until the date of full payment of the sums due by the Beneficiary pursuant to this Article;

iv.	all commissions, costs and fees due under the Letter of Credit are borne in full by the Beneficiary.

No later than thirty (30) calendar days after the date of a Test, the Beneficiary shall remit to Bpifrance the Letter of Credit for a total amount equal to the amount of the claw-back to be returned to Bpifrance, as calculated on the date of the Test carried out in accordance with this Article under Article 8.1 – (Determination of the amount of the claw-back). At each new Test, if applicable and upon request by Bpifrance: (i) the amount of the Letter of Credit is updated by the Issuing Bank, to adjust the guaranteed amount, in order to be equal to the amount of the calculated claw-back; or (ii) a new Letter of Credit, cancelling and replacing the previous Letter of Credit, is issued by an Issuing Bank in an amount equal to the amount of the calculated claw-back.

The Beneficiary undertakes to maintain the Letter of Credit in force until full payment to Bpifrance of the amount of the claw-back.

ARTICLE 9 - INNOVATIVE NATURE OF THE PROGRAMME, PURPOSE OF THE AID AND EXPECTED ECONOMIC, SOCIAL AND ENVIRONMENTAL BENEFITS

This Aid is granted by the French State under the terms of the Decision. As such, the following factors were decisive in the decision to grant the Aid:

•	innovative nature of the programme financed;

•	purpose of Aid;

•	expected economic, social, environmental and industrial benefits for the territory;

•	prospects for industrial facilities in the territory;

•	the company’s prospects for maintaining and creating jobs;

•	commitments made in the Individual File Project portfolio concerning:

•	spillover actions and dissemination of results;

•	effective cross-border collaborations with SMEs and/or research organizations.

Consequently, the Beneficiary undertakes to keep Bpifrance informed, until the Programme end date, of any event likely to call into question the innovative nature of the Programme financed, the purpose of the Aid and/or the expected economic, social, environmental and industrial benefits on French territory (for example: transfer of all or part of the production and/or operation of the Programme outside French territory), by registered letter with acknowledgement of receipt, within thirty (30) calendar days of the occurrence of the event.

This letter will be accompanied by a note indicating the impact of the modification(s) on the production and operation of the Programme.

On the basis of these documents, which may be supplemented by any additional information that may be required, Bpifrance will assess the impact of the above changes and determines in line with the provisions of Article 6.2 – (Consequences in the event of the modification of the Programme) that:

•

it is possible to continue with the implementation of the Programme without any material change to its subject-matter and/or economic impact. If necessary, Bpifrance may redefine and adapt the terms and conditions governing the disbursement of Aid. This decision will then be the subject of an amendment to the Contract.

•

or that these modifications materially and significantly alter the economic impact of the Programme and the innovative nature of the Programme, resulting in the conditions set in the Decision no longer satisfied. Consequently, Bpifrance will apply the provisions of Article 7 – (Termination and repayment of Aid).

ARTICLE 10 - OBLIGATION TO MAINTAIN EQUIPMENT ON THE PROGRAMME SITE

The Beneficiary undertakes that the production tools allocated to the Programme and having benefited from the Aid will remain on the Dunkirk Site, unless these tools are renewed according to performance criteria that are at least equivalent in the normal course of operation of the site, until 30 September 2037 (30/09/2037), unless otherwise agreed by Bpifrance pursuant to Article 1 – (Programmed Financed).

The Beneficiary undertakes, at the request of the members of the COPIL, to organize an annual visit to the Dunkirk Site by the Steering Committee and Bpifrance teams for the duration of the Contract, in order to monitor the Beneficiary’s compliance with this commitment.

Failure to comply with the commitment mentioned in the first paragraph may, if so requested by Bpifrance, result in repayment of Aid, the amount of which is equal to the initial nominal value of the equipment not installed or relocated, multiplied by the Aid Intensity Percentage plus 10%. The terms and conditions of this repayment are those set out in the Article 7.2 – (Repayment of the Aid).

In any event, the cumulative total of the sums payable under the repayment referred to in the previous paragraph may not exceed, over the duration of the Programme, the nominal amount of Aid actually paid to the Beneficiary, without prejudice to any sums due for the claw-back of the Surplus.

ARTICLE 11 - OBLIGATIONS OF THE BENEFICIARY TO CREATE AND MAINTAIN JOBS

11.1 Number of jobs created in France

The Beneficiary shall use its best efforts to create a total of 3,095 permanent jobs in France at the latest by 30 September 2032, according to the indicative breakdown defined in the Portofolio and shown in the table below. Headcount may include jobs created under joint venture structure for the production of cells, in proportion to Prologium’s shareholding.

Jobs related to RDI phase
Number of jobs created by the target date 09/30/2025	[***]
Number of jobs created by the target date 09/30/2027	[***]
Number of jobs created by the target date 09/30/2032	284

Jobs related to FID & mass production phases
Number of jobs created by the target date 09/30/2026	[***]
Number of jobs created by the target date 09/30/2029	[***]
Number of jobs created by the target date 09/30/2032	2,811

11.2 Obligation to maintain jobs

Permanent jobs created in accordance with the previous point are expected to be maintained until the end of the claw-back period.

Any loss of permanent jobs before the end of the clawback period may be justified by efficiency gains, provided that the activity concerned is maintained at the Site(s) concerned.

11.3 Monitoring the implementation of the Beneficiary’s obligations

11.3.1 Delays in job creation schedule

The Beneficiary undertakes to inform Bpifrance immediately of any delay of more than two (2) months in relation to the job creation schedule and to send Bpifrance a proposal for an updated schedule.

Relocation of jobs created under the Programme

The Beneficiary undertakes to inform Bpifrance immediately in writing of any project to relocate permanent jobs created within the framework of the Programme to another site or of any project to second employees before the end of the claw-back period.

The relocation or secondment of employees before this date will require prior written approval from Bpifrance. In principle, authorization can only be granted if the secondment or relocation takes place within the European Union and, in the case of a secondment, if the duration does not exceed 3 months per calendar year.

11.3.2 Downsizing

Until the end of the claw-back period, the Beneficiary undertakes to inform Bpifrance immediately in writing of any plan to reduce the workforce at the above-mentioned Sites, where such a plan would result in a reduction in the Site’s workforce of more than [***]% over a 6-month period (taking into account temporary jobs).

This information must be provided before the downsizing project is implemented.

11.3.3 Steering Committee

Monitoring of the Beneficiary’s obligations in terms of job creation and maintenance is carried out by the Steering Committee.

ARTICLE 12 - SPECIFIC ANNUAL REPORTING OBLIGATIONS TO THE EUROPEAN COMMISSION

From the start of the Programme until the end of the Contract, the Beneficiary undertakes to provide all documents and information necessary for the annual reporting required by the European Commission. Documents must be drawn up in English in accordance with the templates provided by Bpifrance.

These documents must be submitted by May 31st of each year.

Upstream, the indicators referred to in Appendix 4 – (Impact model) must be sent to Bpifrance and the French government by April 30 each year.

Failure to comply with these reporting obligations will result in suspension of payments.

In the event of a delay of more than three (3) months in the transmission of documents or elements required for annual reporting, Bpifrance will send a formal notice to the Beneficiary. At the end of the formal notice period, if the Beneficiary has not fulfilled its obligations, Bpifrance may apply Article 7 – (Termination and repayment of Aid).

ARTICLE 13 - SPECIFIC OBLIGATIONS OF THE BENEFICIARY IN TERMS OF PROMOTION AND COMMUNICATION

The Beneficiary undertakes to include in its communications and publications relating to the Programme the references and logos relating to the State’s financial contribution with the words: “This project was financed by the State within the framework of France 2030” accompanied by the France 2030 logo. The complete France 2030 communication kit is available on the government website (https://www.gouvernement.fr/logos-france-2030).

It must mention this in all communication documents relating to the funded programme (press releases, brochures, invitations, posters, audio-visual material, internet or intranet sites, social networks, etc.) and at events promoting the purpose of the funding.

In the event of non-compliance with its promotional/communication obligations, Bpifrance will give formal notice to the Beneficiary to remedy the situation within thirty (30) calendar days.

After this period and if the Beneficiary fails to rectify the breach, Bpifrance may then demand repayment of all or part of Aid in accordance with the provisions of Article 7 – (Termination and repayment of Aid).

ARTICLE 14 - CONFIDENTIALITY

The Parties shall maintain and ensure the strictest confidentiality for all confidential information and shall take all measures necessary to preserve the confidentiality thereof, including in particular with regard to those members of their permanent or temporary staff and those of their designated external experts (including any external expert designated by Bpifrance to study the Programme), advisors or sub-contractors who may be required to have access to such confidential information, notably during Programme’s related site(s) visits (including PROLOGIUM Group’s installations sites in Taiwan), and with regard to their affiliates (collectively “Representatives”).

Confidential Information means information or data of any nature, including in particular of a technical, scientific, economic, financial, commercial or accounting nature, and any plan, study, prototype, equipment, audit, experiment or test data, design, representation, graphic, specifications, know-how, experiment or software and computer programme, or any information related to the identity or participation of any expert designated by the Parties to attend Programme’s related site(s) visits (including PROLOGIUM Group’s installations sites in Taiwan), irrespective of their form, medium or vehicle, including without limitation oral or written communications, disclosed or provided to one or more Parties by another Party or any of its Representatives, or any information conceived or elaborated by one of the Party or its Representative during the performance of the Contract or for the purpose of negotiating / discussing and signing the Contract (such as Know Your Customer information).

However, the following shall not constitute Confidential Information within the meaning of the Contract:

•	information which the receiving Party can demonstrate was already known to it prior to the disclosure thereof and was not subject to any duty of confidentiality;

•	information which is or becomes generally and publicly known otherwise than as the result of direct or indirect disclosure by the receiving Party in breach hereof;

•	information disclosed on a non-confidential basis by a third party who is legitimately in possession thereof and is entitled to disclose it;

•

information which the receiving Party can demonstrate it compiled independently and separately from the information provided by the disclosing Party during the implementation of the Programme and which the receiving Party did not in good faith know was confidential;

•	information explicitly marked as non-confidential by the disclosing Party; and/or

•	information which both Parties have jointly given their written consent to disclose.

ARTICLE 15 - INTELLECTUAL PROPERTY

15.1 Protecting results

15.1.1 The Beneficiary shall implement appropriate measures and/or formalities in order to secure and protect, to the extent possible, the Programme Results (the “Foreground IP”), including in particular by filing industrial property rights and/or by way of recorded evidence.

15.1.2 It must ensure the confidentiality of the Foreground IP. Where applicable, it shall inform Bpifrance of its decision to make all or part of the Foreground IP available to the public, unless this decision is made to seek industrial property protection on such Foreground IP (e.g. through patent protection).

15.1.3 In the event of the filing of industrial property titles and/or recorded evidence, confidentiality must be ensured at least until the filing of such titles. This confidentiality period may be extended until the publication of such titles.

15.2 Monitoring Intellectual Property

The Beneficiary undertakes:

15.2.1 to inform the COPIL through Bpifrance of:

•	at each Key Milestone, any new filing of industrial property titles and/or probationary deposits, in France and abroad, on all or part of the Foreground IP (the “Registered Foreground IP”); and

•

the existence of any plan to alienate, sell, license, pledge, contribute or transfer to any third party, on any basis whatsoever, either directly or indirectly, for or without consideration, or even in the context of an exchange, the Foreground IP; for the avoidance of doubt, the Beneficiary is free to decide on the timing of notification, subject to complying, where applicable, with clause 15.2.2.

15.2.2 not to alienate, sell, license, pledge, contribute or transfer to any third party, on any basis whatsoever, either directly or indirectly, for or without consideration or even in the context of an exchange, the Foreground IP, without obtaining the prior consent of Bpifrance. Bpifrance shall ensure that the transactions covered by this paragraph do not adversely affect the performance of the Contract, having particular regard to the conditions applicable to financial returns, where applicable; it is specified here that any refusal must be justified by providing an explanation of how the transaction would adversely affect the performance of the Contract, and that the failure of Bpifrance to issue a response within fifteen (15) Business Days of the notification of the envisaged transaction in accordance with the present paragraph shall be deemed to constitute its prior consent, it being provided that this paragraph shall not apply, where applicable,

•	to any spillover transactions to laboratories and SMEs in the context of any spillover within Europe described in the Project Portfolio of the Individual File; and

•

to any licensing of the Foreground IP [***] and to a company of the PROLOGIUM Group, outside the scope of a subcontracting agreement by the Beneficiary; being specified, for the avoidance of doubt, that, in this context, the licensee(s) of the Beneficiary shall be entitled to grant access rights, in whatever form available, to such license [***];

•

to any licensing within the framework of a subcontracting contract for the performance of work described in the Individual File Project Portfolio on condition that the Beneficiary owns the results generated by said subcontracting arrangement;

•

to authorizations granted to [***] to use the Foreground IP within agreements that allow sample delivery to said third parties and relevant testing activities, under normal conditions of the relevant market and to the extent (i) such agreements do not involve any transfer of any Foreground IP to said third parties and (ii) provided that the Beneficiary (or any entity of the PROLOGIUM Group) owns or is entitled to use relevant testing report or data produced under said agreement;

•

to authorizations granted to [***] to use the Foreground IP in the context of a supply agreement under which any entity of the PROLOGIUM Group supplies said third parties with goods or services that implement, or require the implementation of, all or part of the Foreground IP;

•

to any undertaking from the Beneficiary or any entity of the PROLOGIUM Group towards any standard-setting organisation (or other similar type of alliance, association or entity) to grant to any third-party, on a free or a fair, reasonable and non-discriminatory basis, non-exclusive licenses on the Foreground IP, and to any subsequent license agreements.

15.2.3 to forward, within a reasonable timeframe as from their signature, any new agreements relating to the rules of ownership and/or exploitation of the Foreground IP, as well as any amendments thereto concluded between the Beneficiary and third parties.

15.2.4 For the sake of clarity, the obligations of the Beneficiary laid down in Clauses 15.2.1 to 15.2.3 shall not apply to any agreement to which the Beneficiary or any entity of the PROLOGIUM Group is a party, provided that such agreements were executed before the signing date of the Contract.

15.3 No exploitation of Intellectual Property

15.3.1 Should the Registered Foreground IP not be exploited either directly or indirectly within two (2) years of the end of the Programme, as indicated in Article 1 – (Programme Financed), the Beneficiary shall not be able to oppose, except for valid reasons, the exploitation of such Registered Foreground IP by a third party presented by Bpifrance (whose identity shall take into account the interests of the PROLOGIUM Group), possibly on the Beneficiary’s proposal, in particular through the granting of licences. For the sake of clarity, a valid reason under this Article shall include, but not be limited to, (i) the existence of a pending dispute between the Parties, or (ii) an interest of the Beneficiary not to allow any third party to use such rights (e.g. a “defensive” patent). For the avoidance of doubt, any exploitation of any of the Registered Foreground IP initiated during or after the abovementioned two-year (2) period shall prevent Bpifrance from exercising its rights under Clause 15.3, unless such rights have already been exercised before the aforementioned exploitation has been initiated.

15.3.2 In such a case, the terms and conditions governing such exploitation, including in particular by way of the grant of licences, will be subject to negotiation between the Beneficiary, Bpifrance and the third party (or parties) presented, with a view to concluding an agreement which shall specify inter alia the financial terms and conditions, consistent with market practice and taking into account the interests of the Beneficiary, applicable to such commercial exploitation. Bpifrance may in such a case appoint an independent expert to assist with the negotiation and conclusion of such agreement. The Beneficiary shall then be informed of Bpifrance’s choice for said expert and may reject it if such choice reveals a conflict of interest with said expert. In such case, designation of said expert shall be requested by one Party from the competent court. The independent expert may also be appointed, upon request of the Beneficiary, to assist the Parties with the choice of the third party (or parties), including by discussing what “the interests of the PROLOGIUM Group” are and how they would be impacted by the choice of the contemplated third party (or parties).

15.3.3 The Beneficiary shall not, within two (2) years following the end of the Programme, and without any justifiable reason, abandon all or part of the Registered Foreground IP without allowing Bpifrance to implement the provisions of Articles 15.3.1 and 15.3.2.

15.4 Confidentiality

All R&D partnership agreements disclosed by the Beneficiary under Article 3.1, together with all information disclosed under this Article 15, are, and shall remain, strictly confidential. When complying with its obligations under these Articles, the Beneficiary will be entitled to provide, at its discretion, e.g. summaries or redacted versions of appropriate documentation, to ensure protection of confidentiality and/or compliance with its undertakings with third parties, provided that such summaries or redacted versions are sufficient to provide Bpifrance with sufficient information in the context of such articles. In particular, it is of the utmost importance for the Beneficiary that terms and conditions which do not concern intellectual property are not disclosed to Bpifrance.

15.5 Term

15.5.1 Subject to the provisions of Article 15.5.2, all obligations under this Article 15 shall automatically end, at the latest, at the Programme end date.

15.5.2 Notwithstanding the provisions of Article 15.5.1,

•

the obligations of information under Article 15.2.1 (second bullet) and the requirement of prior consent under Article 15.2.2 (only to the extent it relates to the transfer of ownership, the grant of exclusive license or the pledge of the Foreground IP) shall end at the 5-year anniversary of the Programme end date ;

•	the rights and obligations under Article 15.3 shall end at the end of a two-year (2) period following the period mentioned in article 15.3.1.

•

the confidentiality obligations under Article 15.4 shall be binding on Bpifrance for the duration of the Contract and shall survive any expiry or termination of this Contract for a [fifteen-year period]. This time limitation shall not apply to any know-how or trade secrets, which shall remain confidential for as long as they are not, as a whole, freely available to the public on a lawful basis.

ARTICLE 16 - AUTHORIZATION TO TRANSMIT INFORMATION

The Beneficiary acknowledges, consents to and expressly authorises the transfer of Confidential Information (including personal data relating to the Beneficiary and the Contract) by Bpifrance to:

•

the French State, in accordance with the terms of the agreement under which the French State has entrusted to Bpifrance Group the implementation of the Contract, in order to enable the monitoring, administration and assessment of inter alia the various result indicators;

•	any French administrative, judicial or supervisory authority, and the European Commission;

•	any funding partners intervening directly or indirectly in the Contract;

•	where applicable, any assessors in charge of appraising the financing mechanism on behalf of the funding partners participating in the financing of the mechanism;

•

the other entities of the Bpifrance Group, taking into account the task of the Bpifrance Group and where such transfer is not contrary to Article L. 511-33 of the French Monetary and Financial Code. No such intra-group transfer of information shall in any circumstances release the entities of the Bpifrance Group from any duty of confidentiality of a statutory, regulatory or contractual nature with regard to third parties by which they are bound.

In order to meet the transparency obligations imposed by the European Commission, the information referred to in the Decision will be published on the European Commission’s website, in particular the methods of implementation of the Aid and the identity of the Beneficiary, which the Beneficiary accepts.

The Beneficiary in addition authorises Bpifrance to publish or transfer for the purposes of publication to the relevant authority any information on the Programme, the Aid and the Contract which must be published in accordance with any French or European statutory or regulatory provision.

ARTICLE 17 - PROMOTION - COMMUNICATION

Unless the Beneficiary objects thereto in writing and in advance and has justification for doing so, Bpifrance and the French State may release communications relating to the general objectives of the Programme and the impact thereof.

The Beneficiary shall include a reference to the Aid in all communications relating to the Programme and its results, whilst complying with the specific mentions provided for in the Contract.

ARTICLE 18 - PERSONAL DATA PROTECTION

In accordance with the applicable rules, including in particular Regulation (EU) 2016/679, which is widely referred to as the General Data Protection Regulation (GDPR), and the domestic statutory provisions relating to information technology, electronic files and personal freedoms, the personal data processed in the context of the Contract and its performance are necessary to process and manage the transaction in question.

Bpifrance, in its capacity as a controller, collects and processes such data:

•	On the basis of its performance of the Contract for the purposes of: entering into a contract, making disbursements and managing the current matter;

•

On the basis of compliance with a statutory obligation for the purposes of: gaining knowledge of the Beneficiary and (as the case may be) knowledge of guarantor(s) or other parties involved (Know Your Customer) and of the signatories of the Contract, preventing fraud, corruption, money laundering and terrorist financing, risk detection and assessment, and, in a general manner, ensuring compliance with the statutory and regulatory provisions by which Bpifrance is bound. If Bpifrance has recourse to an electronic signature process: gaining knowledge of the signatory, overall management of the electronic signature process and compiling a range of evidence contributing to the reliability of the electronic signature process; and

•

On the basis of Bpifrance’s legitimate interest in developing and managing its relationships with beneficiaries for the purposes of: monitoring and assessing the financing mechanism used for the Contract, managing actions for recovery and litigation and reporting and commercial prospection.

Bpifrance may be required to collect various categories of personal data directly from data subjects: civil status, personal information, professional information, economic and financial information and log-in data.

The Beneficiary shall in accordance with this Article inform the data subjects whose personal data it processes under the Contract of such processing of their personal data and shall provide them with any information requested pursuant to the duty of transparency imposed by the GDPR – namely the contact details of Bpifrance in its capacity as controller, and the purposes for which such data is processed and the relevant legal bases for such processing, the recipients of such data, the criteria making it possible to determine the storage period, the rights of such data subjects and the contact details of the data protection officer of Bpifrance.

Such data is intended for Bpifrance and shall also be disclosed to:

•	the other companies of the Bpifrance Group;

•	the French State and other funding partners and/or the European Commission for the purposes of reporting on and monitoring the Programme and assessing the financing mechanism;

•	the service-providers charged with assessing the financing mechanism pursuant to which the Contract is entered into;

•	the service-providers and partners involved in managing the matter over its lifetime; and

•	the service-provider in charge of the electronic signature process, should recourse be had to such a process.

Such data may also be disclosed to and used by any administrative, judicial or supervisory authority at their request, in the context of any administrative or judicial proceedings.

Bpifrance, or any other entity of the Bpifrance Group, may store personal data in accordance with French and European statutory and regulatory data storage provisions.

In accordance with the applicable rules, including in particular Regulation (EU) 2016/679 (referred to as the General Data Protection Regulation (GDPR)) and the domestic statutory provisions relating to information technology, electronic files and personal freedoms, data subjects have rights of access to and rectification and erasure of their personal data, and a right to object (on legitimate grounds) to the use of their personal information, as well as a right to data portability. Data subjects also have the right to request limitations on the processing of their personal data and to object to receiving direct marketing materials. Lastly, data subjects have the right to determine the fate of their personal data after their death.

These rights may be exercised by contacting the Data Protection Officer of Bpifrance at the following postal address: “Data Protection Officer (DPO), Bpifrance, DCCP, 27-31 avenue du Général Leclerc, 94710 Maisons-cedex” or the following e-mail address: donneespersonnelles@bpifrance.fr. Lastly, data subjects have the right to bring a complaint before the Commission Nationale de l’Informatique et des Libertés (CNIL).

ARTICLE 19 - TECHNICAL AND FINANCIAL CONTROL

The Beneficiary shall submit to any audits of a technical or financial nature carried out at any time by Bpifrance or any accredited representative of Bpifrance, or by any national or European Union authority, and shall extend all assistance for the purposes of carrying out any such audit, including in particular in the context of documentary audits and on-the-spot audits.

The costs of any audit of costs and any expert report procedure shall be borne by the Beneficiary, who hereby undertakes to pay them, should the audit reveal any costs which are effectively evidenced on completion of the audit as being 10% (or more) less than the costs declared by the Beneficiary in its summary statements of costs disbursed, or should the audit reveal the occurrence of any event permitting the repayment of the Aid.

ARTICLE 20 - CONTROL OVER THE SHARE CAPITAL OF THE BENEFICIARY AND STATUS OF THE BENEFICIARY

The Beneficiary shall notify and provide to Bpifrance, in particular on the occurrence of the events listed below and as soon as they arise or at the latter’s first request, the documents necessary to identify the effective recipients of any funds, as defined in the French Monetary and Financial Code:

•

any changes to the allocation of the share capital of the Beneficiary and any Authorised Entity or the voting rights of their shareholders or members, as well as any planned merger, demerger, transfer of part of its business in consideration of shares (transfert partiel d’activité) or winding-up;

•

any changes in the status of the Beneficiary and any Authorised Entity (including in particular its legal form, and corporate object) and any proceedings ordering the safeguarding, judicial reorganisation or judicial liquidation of the Beneficiary and the Authorised Entities;

•

any change to the shareholders, stakes or voting rights or to the persons exercising by any means direct or indirect control over the Beneficiary or the Authorised Entities, as well as any change to its statutory representative;

•	any other change resulting in a change to the effective beneficiary(ies) within the meaning of the French Monetary and Financial Code.

The provisions of Article 4 – (Terms and Conditions of payment of Aid) will be applied in the event of a change in the Beneficiary’s control.

Failure to provide the necessary documents may result in application of the provisions of Article 7 – (Termination and Repayment of the Aid).

ARTICLE 21 - COMPLIANCE WITH REGULATIONS ECONOMIC SANCTIONS

The Beneficiary shall comply with all Sanctions Rules and shall not use, lend, invest or otherwise make available the proceeds of the Aid (i) within a Sanctioned Country or (ii) in any manner which might constitute a breach of the Sanctions Rules by the Beneficiary.

The Beneficiary, its subsidiaries and, as far as it is aware, their respective representatives, corporate officers, directors and employees (i) are not currently exposed or subject to any Sanctions Rules and (ii) are not engaged in any activities which might be prohibited by the Sanctions Rules “Sanctions Rules” means the restrictive measures adopted, administered, imposed or implemented by the UN Security Council and/or the European Union and/or the French Republic (through its Directorate-General of the Treasury (DGT)) and/or the US Government (through the Office of Foreign Assets Control (OFAC) of the US Treasury and/or the Bureau of Industry and Security (BIS) of the US Department of Commerce) and/or the United Kingdom (through His Majesty’s Treasury (HMT) and/or any other equivalent authority imposing restrictive measures, insofar as these are applicable.

“Sanctioned Country” means any country or territory which under the Sanctions Rules is subject to general restrictions applying to exports, imports, financing or investments.

On the date of the Contract, North Korea, Cuba, Iran, Sudan, Syria and the territory of Crimea are Sanctioned Countries, it being understood that this list is subject to change.

“State Aid Proceeds” means the Aid granted, as well as the proceeds of any use thereof.

A breach of the above obligations may result in termination of the Contract.

ARTICLE 22 - ANTI-CORRUPTION

The Beneficiary shall comply with all Anti-Corruption Rules and shall not use, lend, invest or otherwise make available the proceeds of the Aid in the context of transactions constituting or contributing to an act of corruption or influence-peddling.

In so far as it is subject to the provisions of Article 17 of Law No. 2016-1691 on transparency, the fight against corruption and the modernisation of business practices, the Beneficiary represents that it has taken all the measures necessary and has in particular adopted and implemented suitable procedures and codes of conduct with a view to preventing any breach of such laws and regulations relating to the fight against corruption and influence-peddling.

The Beneficiary shall immediately notify to Bpifrance:

(i) any indictment made or equivalent measure taken on the basis of any one of the Anti-Corruption Rules;

(ii) any preliminary (and where applicable final) conviction entered against it, or against any person acting on its account, on the basis of any one of the Anti-Corruption Rules;

(iii) should it feature on any one of the publicly accessible exclusion lists compiled by the following international institutions, namely the World Bank group, the African Development Bank, the Asian Development Bank, the European Bank for Reconstruction and Development and the Inter-American Development Bank;

(iv) the signature of any settlement in connection with a breach of any Anti-Corruption Rule by either itself or any person acting on its account.

“Anti-Corruption Regulations” means (i) all French legal and regulatory provisions relating to the fight against corruption and influence peddling, in particular those contained in Book IV, Title III Offences against the authority of the State and Title IV Offences against public trust of the Penal Code and (ii) foreign regulations relating to the fight against corruption with extraterritorial scope, in particular the US Foreign Corrupt Practices Act and the UK Bribery Act insofar as they are applicable.

“Proceeds of Aid” means the aid granted and the proceeds of its use.

Failure to comply with the above obligations may result in termination of the Contract.

ARTICLE 23 - ANTI-MONEY LAUNDERING AND ANTI-TERRORIST FINANCING RULES

The Beneficiary shall comply with all Anti-Money Laundering and Anti-Terrorist Financing Rules and shall not use, lend, invest or otherwise make available the proceeds of the Aid in the context of any transactions which might contravene these rules.

“Anti-Money Laundering and Anti-Terrorist Financing Rules” means (i) all French statutory and regulatory provisions relating to the fight against money laundering, including in particular those set out in Book III, Title II “Other offences against property under the Criminal Code and relating to the fight against terrorist financing”, including in particular those set out in Book IV, Title II “Terrorism in the Criminal Code” and those set out in Book V, Title VI “Obligations relating to the fight against money laundering, the financing of terrorist activities, lotteries, gaming and prohibited wagers, and tax evasion and tax fraud” of the Monetary and Financial Code, and (ii) foreign rules relating to the fight against money laundering and terrorist financing, in so far as these are applicable.

“State Aid Proceeds” means the State aid granted, as well as the proceeds of any use thereof.

A breach of the above obligations may result in termination of the Contract.

ARTICLE 24 - RESPONSIBILITY

All works and transactions in the context of the Programme shall be completed under the responsibility of the Beneficiary.

In this regard, the Beneficiary shall be personally responsible for any risks to which persons, property and the environment may be exposed.

The liability of Bpifrance may in this regard not be alleged on any basis whatsoever in any circumstances.

ARTICLE 25 - SUBCONTRACTING

Bpifrance shall not intervene in any manner whatsoever in the relationships between the Beneficiary and its sub-contractor(s); Bpifrance shall have no liability in this regard.

ARTICLE 26 - ASSIGNMENT OF CONTRACT

The Beneficiary may not assign in whole or in part (for or without consideration) the rights and obligations resulting from the Contract without the prior express consent of Bpifrance.

The Beneficiary acknowledges and accepts that Bpifrance may freely assign its capacity as a Party to the Contract to the French State or to any third party designated by the French State, including in particular if the French State decides to put an end to the mandate of Bpifrance and to entrust the task of administering State aid to any other entity.

Should such an assignment be made, it shall produce its effects with regard to the Beneficiary immediately upon notification thereof to the Beneficiary and shall with immediate effect upon such notification release Bpifrance from all its obligations to the Beneficiary. Such assignment shall not affect the rights of the Beneficiary under the Contract.

ARTICLE 27 - TOLERANCE

The fact that Bpifrance tolerates a situation does not have the effect of granting an acquired right to the Beneficiary of this tolerance.

In addition, the fact that Bpifrance refrains from implementing one of the provisions of the Contract shall not be interpreted as a waiver of that provision.

ARTICLE 28 - SEVERABILITY

Should any Article of the Contract become null or void or be declared inapplicable for any reason whatsoever, the other Articles shall nonetheless remain in force.

ARTICLE 29 - ENTRY INTO FORCE - TERM

The Contract shall enter into force on the date of its signature by the Parties. It shall remain in force until all the obligations imposed on the Parties have been extinguished.

ARTICLE 30 - NO HARDSHIP

The Beneficiary and Bpifrance have agreed to mutually waive any right they might have to invoke the provisions of Article 1195 of the French Civil Code.

ARTICLE 31 - GOVERNING LAW, DISPUTE RESOLUTION AND JURISDICTION

The Contract is governed by French law.

In the event of a disagreement, litigation or other dispute arising with regard to the interpretation or performance of the Contract, the Parties shall endeavour to reach an amicable settlement thereof.

In the absence of an amicable settlement, any dispute arising in the context of the interpretation or application of the Contract shall be brought before the competent courts in Paris.

ARTICLE 32 - ADDRESS FOR SERVICE

For the purposes of performance of the Contract, address for service is elected:

•	in the case of the Beneficiary at its registered office; and

•	in the case of Bpifrance at its registered office.

Any change to the registered office of the Beneficiary must be brought to the attention of Bpifrance as soon as practicable.

ARTICLE 33 - ELECTRONIC SIGNATURE

The Contract is signed electronically in accordance with Article 1366 and the second paragraph of Article 1367 of the French Civil Code.

Executed in as many original copies as there are parties.

THE BENEFICIARY PROLOGIUM TECHNOLOGY EUROPE	BPIFRANCE On behalf of the French State

/s/ Szu-Nan Yang	/s/ Paul-François FOURNIER
Szu-Nan Yang, President	Paul-François FOURNIER, Executive Vice President, Innovation duly authorized to sign

APPENDICES

Appendix 1 _ Financial appendix (excl. tax) including list of production equipment

Appendix 2 _ Form of autonomous first demand guarantee

Appendix 3 _ Accounting methodology

Appendix 4 _ Impact model

Appendix 5 _ Progress report template

Appendix 6 _ Form of Letter of Credit

Appendix 7 _ Questionnaire on activities related to sanctioned countries